Filed pursuant to Rule 424(b)(5)
Registration No. 333-216214

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 28, 2017

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 24, 2017)

$

Physicians Realty L.P.

% Senior Notes due

fully and unconditionally guaranteed by
Physicians Realty Trust
__________________________________________

We are offering $ aggregate principal amount of our % Senior Notes due , which we refer to as the notes. The notes will mature on . Interest will accrue on the notes from , 2017, and the first interest payment date will be , 2018.
Prior to , (     months prior to the maturity date of the notes), we may, at our option, redeem some or all of the notes at any time at the prices and as described under the caption “Description of Notes—Optional Redemption.” If any notes are redeemed on or after , ( months prior to the maturity date of the notes), the redemption price will not include a make-whole premium.
The notes will be our senior unsecured indebtedness and will rank equally in right of payment with each other and with all of our other existing and future senior unsecured indebtedness. However, the notes will be effectively subordinated in right of payment to our mortgages and other existing and future secured indebtedness (to the extent of the value of the collateral securing the same) and to all preferred equity and indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries.
The notes will be fully and unconditionally guaranteed by Physicians Realty Trust, a Maryland real estate investment trust and our sole general partner, which we refer to as the Trust, which, as of September 30, 2017, held an approximately 97.1% interest in us.
You should read this prospectus supplement, together with the accompanying prospectus, carefully before you invest in the notes. Investing in the notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement, page 4 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of certain risks that you should consider in connection with an investment in the notes.
Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
___________________________________________

	Price to public (1)	Underwriting discount	Proceeds, before expenses, to us (1)
Per % Senior Note due	%	%	%
Total	$	$	$
(1) Plus accrued interest, if any, from , 2017.
The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.
The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company, or DTC, and its participants, including Euroclear Bank, S.A./N.V. and Clearstream Banking, societé anonyme, on or about , 2017, which is the third business day following the date of this prospectus supplement. Purchasers of the notes should note that trading of the notes may be affected by this settlement date. See “Underwriting (Conflicts of interest)” beginning on page S-34 of this prospectus supplement.
___________________________________________

Joint Book-Running Managers

J.P. Morgan	Credit Agricole CIB	Jefferies
The date of this prospectus supplement is , 2017

You may rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you. We and the underwriters have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
We and the underwriters are not making an offer of these securities in any jurisdiction where such an offer is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUPPLEMENT
PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first part is this prospectus supplement, which contains the terms of this offering of the notes and other information. The second part is the accompanying prospectus, dated February 24, 2017, which is part of our Registration Statement on Form S-3 (Registration No. 333-216214) and contains more general information, some of which does not apply to this offering.
This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.
It is important for you to read and consider all information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may provide you in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.
No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may provide you and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or an invitation on our behalf or the underwriters or any of them, to subscribe for or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting (Conflicts of Interest).”

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and some of the documents that are incorporated by reference herein and therein, including our and the Trust’s combined Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which we refer to as the 2016 Form 10-K, and our and the Trust’s combined Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017, which we refer to, collectively, as our 2017 Form 10-Qs, contain forward-looking statements made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements within the meaning of the federal securities laws. In particular, statements pertaining to our capital resources, property performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “outlook,” “continue,” “project,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, expectations or intentions.
These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. These forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	general economic conditions;

•	adverse economic or real estate developments, either nationally or in the markets where our properties are located;

•	our failure to generate sufficient cash flows to service our outstanding indebtedness, or our ability to pay down or refinance our indebtedness, including with respect to the notes offered hereby;

•	fluctuations or increases in interest rates;

•	fluctuations or increases in operating costs;

•	the availability, terms and deployment of indebtedness and equity capital, including our unsecured revolving credit facility, or the Revolving Credit Facility;

•	the ability of the Trust to make distributions on its common shares;

•	general volatility of the market price of the Trust’s common shares;

•	our increased vulnerability economically due to the concentration of our investments in healthcare properties;

•	our geographic concentration in Texas causes us to be particularly exposed to downturns in the Texas economy or other changes in Texas market conditions;

•	changes in our business or strategy;

•	our dependence upon key personnel whose continued service is not guaranteed;

•	our ability to identify, hire and retain highly qualified personnel in the future;

•	the degree and nature of our competition;

•
changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of real estate investment trusts, or REIT, and similar matters;

•	defaults on or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	difficulties in identifying healthcare properties to acquire and completing acquisitions;

•	competition for investment opportunities;

S-iii

•	any adverse effects to Catholic Health Initiatives’, or CHI, business, financial position or results of operations that impact the ability of affiliates of CHI to pay us rent;

•	our failure to successfully develop, integrate and operate acquired properties and operations;

•	the impact of our investments in joint ventures;

•	the financial condition and liquidity of, or disputes with, any joint venture and development partners with whom we may make co-investments in the future;

•	cybersecurity incidents could disrupt our business and result in the compromise of confidential information;

•	our ability to operate as a public company;

•	changes in accounting principles generally accepted in the United States, or GAAP;

•	lack of or insufficient amounts of insurance;

•	other factors affecting the real estate industry generally;

•	the Trust’s failure to maintain its qualification as a REIT for U.S. federal income tax purposes;

•	limitations imposed on our business and our ability to satisfy complex rules in order for the Trust to qualify as a REIT for U.S. federal income tax purposes; and

•	various other factors that may materially adversely affect us, or the trading price of the notes, including:

•	higher market interest rates;

•	future issuances of indebtedness;

•	failure of securities analysts to publish research or reports about us or our industry; and

•	securities analysts’ downgrade of our indebtedness or the healthcare-related real estate sector.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus supplement, except as required by applicable law. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or transactions, see “Risk Factors” beginning on page S-9 of this prospectus supplement, page 4 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including the 2016 Form 10-K and the 2017 Form 10-Qs.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary may not contain all of the information that you should consider before making an investment in the notes. You should read carefully this entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, including the 2016 Form 10-K, the 2017 Form 10-Qs and any free writing prospectus we file. Please read “Risk Factors” for more information about important risks that you should consider before investing in the notes.
Our Company
The Trust, a Maryland real estate investment trust, and Physicians Realty L.P., a Delaware limited partnership, or the Operating Partnership, were organized in April 2013 to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. Unless otherwise indicated or unless the context requires otherwise, all references in this section entitled “Prospectus Supplement Summary” to “we,” “us,” “our,” “our company,” the “Company,” and “Physicians Realty” refer to the Trust, together with its consolidated subsidiaries, including the Operating Partnership, and references to the “Operating Partnership” mean collectively the Operating Partnership together with its consolidated subsidiaries. We completed our initial public offering, or IPO, in July 2013. We had no business operations prior to completion of the IPO. The Trust’s common shares are listed on the New York Stock Exchange, or the NYSE, and it is included in the MSCI US REIT Index.
We have grown our portfolio of gross real estate investments from approximately $124 million at the time of our IPO to approximately $3.9 billion as of September 30, 2017. Since the date of the IPO through September 30, 2017, our compounded annual growth rate was 130%. While we expect to continue to grow through property acquisitions and investments as our asset base continues to increase, we expect our annual growth rate to decelerate in the future.
As of September 30, 2017, our portfolio consisted of 270 healthcare properties located in 30 states with approximately 12,969,653 net leasable square feet, which were approximately 96.6% leased with a weighted average remaining lease term of approximately 8.4 years. As of September 30, 2017, approximately 80% of the net leasable square footage of our portfolio was either on campus with a hospital or other healthcare facility or strategically located and affiliated with a hospital or other healthcare facility. We expect to acquire between $1.2 billion and $1.4 billion of real estate during 2017, subject to favorable capital market conditions.
We receive a cash rental stream from healthcare providers under our leases. Approximately 91.3% of the annualized base rent payments from our properties as of September 30, 2017 are from triple net leases, pursuant to which the tenants are responsible for all operating expenses relating to the property, including but not limited to real estate taxes, utilities, property insurance, routine maintenance and repairs, and property management. This structure helps insulate us from increases in certain operating expenses and provides relatively predictable cash flow. We seek to structure our triple net leases to generate attractive returns on a long-term basis. Our leases typically have initial terms of five to 15 years and include annual rent escalators of approximately 1.5% to 3.0%. Our operating results depend significantly upon the ability of our tenants to make required rental payments. We believe that our portfolio of medical office buildings and other healthcare facilities will enable us to generate stable cash flows over time because of the diversity of our tenants, staggered lease expiration schedule, long-term leases, and low historical occurrence of tenants defaulting under their leases. As of September 30, 2017, leases representing a percentage of our portfolio on the basis of leasable square feet will expire as follows:

Year	Portfolio Lease Expirations
Month-to-Month	0.4%
2017	0.5%
2018	3.5%
2019	4.0%
2020	3.3%
2021	4.6%
2022	4.8%
2023	3.6%
2024	6.3%
2025	6.9%
2026	27.7%
Thereafter	31.0%
Total	96.6%

We invest in real estate that is integral to providing high quality healthcare services. Our properties are typically located on a campus with a hospital or other healthcare facilities or strategically located and affiliated with a hospital or other healthcare system. We believe the impact of government programs and continuing trends in the healthcare industry create attractive opportunities for us to invest in healthcare-related real estate. Our management team has significant public healthcare REIT experience and has long established relationships with physicians, hospitals and healthcare delivery system decision makers that we believe will provide quality investment and growth opportunities. Our principal investments include medical office buildings, outpatient treatment facilities, and other real estate integral to healthcare providers. We seek to invest in stabilized medical facility assets with initial cash yields of 5.0% to 9.0%, although we invested in certain medical facility assets in 2017 with anticipated initial cash yields below 5.0% and we may invest in other medical facility assets with initial cash yields outside of this range. We seek to generate attractive risk-adjusted returns for our shareholders through a combination of stable and increasing dividends and potential long-term appreciation in the value of our properties and our common shares.
The Trust is a Maryland real estate investment trust and has elected to be taxed as a REIT for U.S. federal income tax purposes. We conduct our business through an umbrella partnership REIT structure in which our properties are owned by the Operating Partnership directly or through limited partnerships, limited liability companies or other subsidiaries. The Trust is the sole general partner of the Operating Partnership and, as of September 30, 2017, owned approximately 97.1% of the partnership interests in the Operating Partnership.
Our Objectives and Growth Strategy
Overview
Our principal business objective is to provide attractive risk-adjusted returns to our shareholders through a combination of (i) sustainable and increasing rental revenue and cash flow that generate reliable, increasing dividends, and (ii) potential long-term appreciation in the value of our properties and common shares. Our primary strategies to achieve our business objective are to leverage our physician and hospital relationships nationwide to invest in off-market assets that maximize risk-adjusted returns to our shareholders, to invest in, own and manage a diversified portfolio of high quality healthcare properties, and to pay careful attention to our tenants’ real estate strategies, which we believe will drive high retention, high occupancy and reliable, increasing rental revenue and cash flow.
We intend to grow our portfolio of high quality healthcare properties leased to physicians, hospitals, healthcare delivery systems and other healthcare providers primarily through acquisitions of existing healthcare facilities that provide stable revenue growth and predictable long-term cash flows. We may also selectively finance the development of new healthcare facilities through joint venture or fee arrangements with premier healthcare real estate developers. Generally, we only expect to make investments in new development properties when approximately 70% or more of the development property has been pre-leased before construction commences. We seek to invest in properties where we can develop strategic alliances with financially sound healthcare providers and healthcare delivery systems that offer need-based healthcare services in sustainable healthcare markets. We focus our investment activity on the following types of healthcare properties:

•	medical office buildings;

•	outpatient treatment and diagnostic facilities;

•	physician group practice clinics;

•	ambulatory surgery centers; and

•	specialty hospitals and treatment centers.
We believe that shifting consumer preferences, limited space in hospitals, the desire of patients and healthcare providers to limit non-essential services provided in a hospital setting, and cost considerations, among other trends, continue to drive the industry trend of performing procedures in outpatient facilities that have traditionally been performed in hospitals, such as surgeries and other invasive medical procedures. As these trends continue, we believe that demand for medical office buildings and similar healthcare properties will continue to rise, and that our investment strategy accounts for these trends.
We may invest opportunistically in life science facilities, assisted living, and independent senior living facilities and in the longer term, senior housing properties, including skilled nursing. Consistent with the Trust’s qualification as a REIT, we may also opportunistically invest in companies that provide healthcare services, and in joint venture entities with operating partners structured to comply with the REIT Investment Diversification Act of 2007.
In connection with our review and consideration of healthcare real estate investment opportunities, we generally take into account a variety of market considerations, including:

•	whether the property is anchored by a financially-sound healthcare delivery system or whether tenants have strong affiliation to a healthcare delivery system;

•	the performance of the local healthcare delivery system and its future prospects;

•	property location, with a particular emphasis on proximity to healthcare delivery systems;

•	demand for medical office buildings and healthcare-related facilities, current and future supply of competing properties, and occupancy and rental rates in the market;

•	population density and growth potential;

•	ability to achieve economies of scale with our existing medical office buildings and healthcare-related facilities or anticipated investment opportunities; and

•	existing and potential competition from other healthcare real estate owners and operators.
In addition, our management team has maintained a conservative balance sheet while investing over $3.8 billion in real estate assets since our IPO. We selectively utilize capital market transactions in furtherance of our investment strategy, including, during 2017, the issuance by the Operating Partnership of $400.0 million in aggregate principal amount of its 4.30% Senior Notes due 2027, or the 2027 Senior Notes, and the raising of an additional $721.5 million of equity through two follow-on offerings and $82.4 million of equity through sales under our at-the-market offering program as of September 30, 2017.
Business Strategy
We are focused on building and maintaining a portfolio of high quality healthcare properties leased to physicians, hospitals, healthcare delivery systems and other healthcare providers. Our investment strategy includes a focus on investments with the following key attributes:

•
We seek to invest in properties serving healthcare systems with dominant market share, high credit quality and those who are investing capital into their campuses. In particular, we seek to own off-market or selectively marketed assets with attractive demographics, economic growth, and high barriers to entry. We seek to invest in and maintain well occupied properties that we believe are critical to the delivery of healthcare.

•
We emphasize ensuring an appropriate and balanced mix of tenants to provide synergies within both individual buildings and the broader health system campus. Our primary tenants are healthcare systems, academic medical centers and leading physician groups. These groups typically have strong and stable financial performance. We believe this helps ensure stability in our rental income and tenant retention over time.

•	We seek to maintain a core, critical portfolio of properties and to build our reputation as a dedicated leading medical office buildings owner and operator.

•	We seek to maintain or increase our average rental rates, and focus on actively leasing our vacant space and reducing leasing concessions.

In addition, we seek to invest in properties where we can develop strategic alliances with financially sound healthcare providers and healthcare delivery systems that offer need-based healthcare services in sustainable healthcare markets. We consider long-term relationship building when assessing acquisition potential. These relationships are cultivated by our senior management team, with key industry participants, including health systems and local and regional developers, which have traditionally provided us with valuable sources of potential investment opportunities.
Finally, we actively manage our balance sheet to maintain our investment grade credit rating, to maintain an appropriate level of leverage and to preserve financing flexibility for funding of future acquisitions. In particular, we:

•	continue to maintain a high level of liquidity, including borrowing availability under our Revolving Credit Facility;

•	maintain access to multiple sources of capital, including private debt issuances and public equity offerings, unsecured bank loans and secured property level debt; and

•	closely monitor our existing debt maturities and average interest rates.
Competitive Strengths
We believe our management team’s extensive public REIT and healthcare experience distinguishes us from many other healthcare real estate companies, both public and private. Specifically, our company’s competitive strengths include, among others:

•
Strong Relationships with Physicians and Healthcare Delivery Systems. We believe our management team has developed a reputation among physicians, hospitals and healthcare delivery system decision makers of accessibility, reliability and trustworthiness. We believe this will result in attractive investment opportunities for us and high tenant satisfaction, leading to high occupancy rates, tenant retention and increasing cash flow from our properties.

•
Experienced Senior Management Team. Our senior management team has over 75 years of healthcare delivery system executive and related experience in healthcare real estate, finance, law, policy and clinical business development. Our management team’s experience providing full service real estate solutions for the healthcare industry gives us a deep understanding of the dynamics and intricacies associated with insurance reimbursement practices, government regulation, cross-referrals, clinical interdependencies and patient behaviors. These same factors drive the profitability of the healthcare delivery systems with whom we are strategically aligned.

•
Investment Focus. We believe that healthcare-related real estate rents and valuations are less susceptible to changes in the general economy than many other types of commercial real estate due to demographic trends and the need-based rise in healthcare expenditures, even during economic downturns. For this reason, we believe healthcare-related real estate investments could potentially offer a more stable return to investors when compared to other types of real estate investments.

•
Nimble Management Execution. We focus on individual investment opportunities of $25 million or less in off-market or lightly marketed transactions, with few transactions exceeding $100 million. We established our company to identify and execute on these types and size of transactions efficiently, which we believe provides us an advantage over other healthcare real estate investors, such as the larger healthcare REITs, that focus on larger properties or portfolios in more competitively marketed investment opportunities.

•
Access to State and Federal Healthcare Policy Makers. Our management team and trustees have relationships and access to state and federal policymakers to stay informed with healthcare policy directions that may affect the investment decisions and management of the company.

•
Strong Healthcare Delivery System Affiliation and Diverse Medical Tenant Base. As of September 30, 2017, approximately 80% of the net leasable square footage of our portfolio was either on campus with a hospital or other healthcare facility or strategically located and affiliated with a hospital or other healthcare facility. We believe that a healthcare delivery system-anchored property with a diversified, clinically interdependent tenant mix is important to the success of any healthcare facility, and our management team’s understanding of the dynamics associated with tenant mix and clinical interdependency will be a key to our success. As of September 30, 2017, the leases for our properties have a weighted-average remaining lease term of approximately 8.4 years and leases representing only 8.0% of our annualized rent will expire through 2019.

Property Acquisitions in 2017
Through November 17, 2017, we have completed acquisitions of 39 healthcare properties, including two condominium units and one land parcel, located across 15 states, for an aggregate purchase price of $1.3 billion containing an aggregate of 3,051,072 net leasable square feet. In addition, the Company funded an aggregate of $38.8 million of loans through seven separate transactions, and $3.9 million of redeemable non-controlling interest buyouts, resulting in aggregate investment activity of $1.3 billion.
Corporate Information
The Operating Partnership’s and the Trust’s corporate offices are located at 309 N. Water Street, Suite 500, Milwaukee, Wisconsin 53202. Our telephone number is (414) 367-5600. Our internet website is www.docreit.com. The information contained on, or accessible through, this website, or any other website, is not incorporated by reference into this prospectus supplement and the accompanying prospectus and should not be considered a part of this prospectus supplement and the accompanying prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE OFFERING
The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section entitled “Description of Notes” of this prospectus supplement contains a more detailed description of the terms and conditions of the notes and the indenture governing the notes. For purposes of this section entitled “The Offering” and the section entitled “Description of Notes,” references to “we,” “us,” “our,” “Physicians Realty L.P.” and the “Operating Partnership” refer only to Physicians Realty L.P. and not to the Trust or their respective subsidiaries.

Issuer	Physicians Realty L.P.

Guarantor	Physicians Realty Trust

Notes Offered	$ aggregate principal amount of % Senior Notes due .

Ranking of Notes
The notes will be our senior unsecured indebtedness and will:
•
rank equally in right of payment with each other and with all of our other existing and future senior unsecured indebtedness; and

•
be effectively subordinated in right of payment to our mortgages and other existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness is the same), and to all preferred equity and indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries.

As of September 30, 2017, we had on a consolidated basis $1.2 billion of indebtedness and other liabilities outstanding (excluding $11.4 million of deferred financing costs, discount, and fair value adjustments), of which $1.0 billion was senior unsecured indebtedness and $169.6 million was secured mortgage indebtedness.

Guarantee
The notes will be fully and unconditionally guaranteed by the Trust. The guarantee will be a senior unsecured obligation of the Trust and will rank equally in right of payment with all existing and future senior unsecured indebtedness of the Trust. Substantially all of the Trust’s assets are held through us, and we in turn hold all of our properties and assets through subsidiaries.

Interest	The notes will bear interest at a rate of % per annum. Interest will be payable semi-annually in arrears on and of each year, beginning , 2018.

Maturity	The notes will mature on , unless previously redeemed by us at our option prior to such date.

Optional Redemption
We may, at our option, redeem the notes, in whole at any time or in part or from time to time, in each case prior to , ( months prior to the stated maturity date of the notes), for cash, at the applicable redemption price specified in this prospectus supplement. If the notes are redeemed on or after , ( months prior to the stated maturity date of the notes), the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus unpaid interest, if any, accrued to, but not including, the related redemption date. See “Description of Notes—Optional Redemption.”

Sinking Fund	None

Certain Covenants
The indenture governing the notes contains certain covenants that, among other things, limit our, and our subsidiaries’, as applicable, ability to:
• consummate a merger, consolidation or sale of all or substantially all of our assets; and
• incur secured and unsecured indebtedness.
These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes—Certain Covenants.”

Use of Proceeds
We expect that the net proceeds of this offering will be approximately $         million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering (i) to repay outstanding indebtedness under our Revolving Credit Facility and (ii) for general corporate purposes, including, without limitation, working capital and investment in real estate. See “Use of Proceeds.”

Trading
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.

Book-Entry Form
The notes will be issued in the form of one or more fully-registered global notes in book-entry form, which will be deposited with, or on behalf of, DTC in New York, New York, and registered in the name of DTC’s partnership nominee, Cede & Co. Beneficial interests in the global certificate representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances.

Additional Notes
We may from time to time, without notice to or consent of existing note holders, increase the principal amount of the notes by issuing additional notes on the same terms and conditions (except for any difference in the issue date, issue price and interest accrued prior to the issue date of the additional notes, and, if applicable, the first interest payment date), and with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby.

Risk Factors
Investment in the notes involves risks. You should carefully consider the information in the sections entitled "Risk Factors" beginning on page S-9 of this prospectus supplement, page 4 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including the 2016 Form 10-K and the 2017 Form 10-Qs, before buying any notes.

Trustee and Paying Agent	U.S. Bank National Association

Governing Law	The indenture governing the notes, the notes and the guarantee are, or will be, governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

An investment in the notes involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors set forth below as well as in the 2016 Form 10-K and the 2017 Form 10-Qs, together with the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus and the risks we have highlighted in other sections of this prospectus supplement. If any of these risks occurs, our business, financial condition, liquidity, tax status and results of operations could be materially and adversely affected. In that case, our ability to pay interest on the notes when due or to repay the notes at maturity could be adversely affected, and the trading price of the notes could decline substantially, and you may lose all or part of your investment. Some statements in this prospectus supplement and the accompanying prospectus, including statements in the following risk factors and those incorporated by reference, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” For the purposes of this section, references to “we,” “us,” “our,” “Physicians Realty L.P.” and the “Operating Partnership” refer only to Physicians Realty L.P. and not to the Trust or their respective subsidiaries.

Risks Related to the Notes and the Offering
The notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and to the existing and future liabilities of our subsidiaries.
Our obligations under the Revolving Credit Facility (including the term loan feature of the Credit Agreement (as defined herein) governing the Revolving Credit Facility) and our outstanding senior notes are unsecured, but our obligations under certain other financing arrangements with lenders are secured by mortgages and security interests in certain of our properties and the ownership interests of certain of our subsidiaries. As of September 30, 2017, we had on a consolidated basis $169.6 million of secured mortgage indebtedness outstanding. Holders of existing and future secured indebtedness that we or our subsidiaries have incurred or may incur will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing such indebtedness. If we were declared bankrupt or insolvent, or if we default under our secured financing arrangements, the funds borrowed thereunder, together with accrued interest, could become immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. In any such event, because the notes are not secured by any of such assets, it is possible that there would not be sufficient assets from which your claims could be satisfied.
In addition, none of our subsidiaries will guarantee the notes. Payments on the notes are only required to be made by us and by the Trust. As a result, no payments are required to be made by, and holders of notes will not have a claim against the assets of, our subsidiaries, except if those assets are transferred, by dividend or otherwise, to us or to the Trust. Therefore, although the notes are unsubordinated obligations, they will be effectively subordinated to all liabilities, including trade payables, of our current and future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our indebtedness, including the notes, or to make any funds available to us, whether by paying dividend, distribution, loan or other payments. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and their business considerations. As of September 30, 2017, our subsidiaries had on a consolidated basis $169.6 million of indebtedness and other liabilities outstanding.
Our substantial indebtedness may affect our ability to operate our business, and may have a material adverse effect on our business, financial condition and results of operations.
As of September 30, 2017, we had on a consolidated basis $1.2 billion of indebtedness and other liabilities outstanding (excluding $11.4 million of deferred financing costs, discount, and fair value adjustments). In addition, as of September 30, 2017, $694.0 million was available for us to borrow under the Revolving Credit Facility without adding additional properties to the unencumbered borrowing base of assets, as defined by the Credit Agreement. We expect to incur additional indebtedness in the future. We do not anticipate that our internally generated cash flow will be adequate to repay our existing indebtedness upon maturity, and, therefore, we expect to repay our indebtedness through refinancings and future offerings of equity and debt securities, either of which we may be unable to secure on favorable terms or at all.
Our level of indebtedness and the limitations imposed upon us by our debt agreements could have adverse consequences, including the following:

•	our cash flow may be insufficient to meet our required principal and interest payments;

•	we may be unable to borrow additional funds as needed or on favorable terms, including to make acquisitions;

•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•	because a portion of our indebtedness bears, or is expected to bear, interest at variable rates, an increase in interest rates could materially increase our interest expense;

•	we may fail to effectively hedge against interest rate volatility;

•	we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms if we are able to do so at all;

•	our leverage could place us at a competitive disadvantage compared to our competitors who have less indebtedness;

•	we may experience increased vulnerability to economic and industry downturns, reducing our ability to respond to changing business and economic conditions;

•	we may default on our obligations and the lenders or mortgagees may foreclose on our properties that secure their loans and receive an assignment of rents and leases;

•
we may violate financial covenants contained in our various loan documents that would cause a default on our obligations, giving lenders various remedies, including increased interest rates, foreclosure and liability for additional expenses;

•
we may inadvertently violate non-financial restrictive covenants in our loan documents, such as covenants that require us to maintain the existence of entities, maintain insurance policies and provide financial statements, which would entitle the lenders to accelerate our debt obligations; and

•	our default under any of our mortgage loans with cross-default or cross-collateralization provisions could result in default on other indebtedness and result in the foreclosures of other properties.
The realization of any or all of these risks may have an adverse effect on our business, financial condition and results of operations.
We are subject to covenants in our debt agreements, including the indenture governing the notes, that may restrict or limit our operations and acquisitions and our failure to comply with the covenants in our debt agreements could have a material adverse impact on our business, results of operations and financial condition.
The terms of the instruments governing our existing indebtedness require us to comply with a number of customary financial and other covenants, such as maintaining certain leverage and coverage ratios and minimum tangible net worth requirements. Our continued ability to incur additional indebtedness and to conduct business in general is subject to our compliance with these covenants, which limit our operational flexibility.
In addition, the indenture governing the notes will contain restrictive covenants, including restrictions on our, and our subsidiaries’, as applicable, ability to:

•	consummate a merger, consolidation or sale of all or substantially all of our assets; and

•	incur additional secured and unsecured indebtedness.
Breaches of these covenants could result in defaults under the instruments governing the applicable indebtedness, in addition to any other indebtedness cross-defaulted against such instruments. Any such default could have a material adverse impact on our business, results of operations and financial condition. In addition, our operating results may not be sufficient to service our indebtedness or to fund our other expenditures and we may not be able to obtain financing to meet these requirements. See “Description of Other Indebtedness” and “Description of Notes.”
Despite our substantial indebtedness, we or our subsidiaries may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on the notes.
We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the agreements governing our unsecured and secured indebtedness, including the Revolving Credit Facility and our outstanding senior notes, limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. To the extent that we or our subsidiaries incur additional indebtedness or other such obligations, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of or interest on the notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.
Any default under the agreements governing our indebtedness, including a default under the Revolving Credit Facility and our outstanding senior notes, that is not waived by the required holders of such indebtedness, could leave us unable to pay principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on such indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, including the Revolving Credit Facility and our outstanding senior notes, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with any accrued and unpaid interest, the lenders under our existing debt agreements could elect to terminate their commitments or cease making further loans and we could be forced into bankruptcy or liquidation. In addition, a default (or an event of default) under agreements governing our indebtedness may trigger a cross-default or cross-acceleration under our other agreements, including the Revolving Credit Facility. If any of our indebtedness is accelerated, we may not be able to repay it.
We may not be able to generate sufficient cash flow to meet our debt service obligations.
Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.
We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in amounts sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose our debt service obligations could increase.
We do not anticipate that our internally generated cash flow will be adequate to repay our existing indebtedness upon maturity, and, therefore, we expect to repay our indebtedness through refinancings and future offerings of equity and debt securities, either of which we may be unable to secure on favorable terms or at all. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.
As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity or delaying capital expenditures, or strategic acquisitions and alliances, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.
Failure to hedge effectively against interest rate changes may adversely affect our results of operations and our ability to meet our debt service obligations, including payments on the notes.
In certain cases, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements. Hedging involves risks, such as the risk that the counterparty may fail to honor its obligations under an arrangement, that the arrangements may not be effective in reducing our exposure to interest rate changes and that a court could rule that such an agreement is not legally enforceable. In addition, we may be limited in the type and amount of hedging transactions that we may use in the future by the Trust’s need to satisfy the REIT income tests under the Internal Revenue Code of 1986, as amended, or the Code. Failure to hedge effectively against interest rate changes may have an adverse effect on our business, financial condition, results of operations, our ability to meet our debt service obligations, including payments on the notes.
There is currently no trading market for the notes, and a trading market for the notes may not develop or be sustained.
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active trading market may not develop for the notes and, even if one develops, may not be maintained. The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of us, the Trust and our subsidiaries, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected, and holders may not be able to sell their notes at desired times and prices or at all.
The Trust has no significant operations and no material assets, other than its investment in us.
The notes will be fully and unconditionally guaranteed by the Trust. However, the Trust has no significant operations and no material assets, other than its investment in us. Furthermore, the Trust’s guarantee of the notes will be effectively subordinated in right of payment to all liabilities, whether secured or unsecured, and any preferred equity of its subsidiaries (including us and any entity the Trust accounts for under the equity method of accounting). As of September 30, 2017, the Operating Partnership had on a consolidated basis $1.2 billion of indebtedness and other liabilities outstanding (excluding $11.4 million of deferred financing costs, discount, and fair value adjustments) and $6.1 million of preferred equity outstanding.
Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.
Under the federal bankruptcy law and provisions of state fraudulent transfer laws, a guarantee, such as the guarantee provided by the Trust, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

•	either:

◦	was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

◦	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital;

◦	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature; or

◦	intended to hinder, delay or defraud creditors.
In addition, under such circumstances, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor, as the case may be.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they become due.
A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the notes. If a court voided the Trust’s guarantee of the notes, you would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral that purportedly secured such guarantee and would be creditors solely of us. In addition, the court might direct holders of the notes to repay any amounts already received from a guarantor. If the court were to void the Trust’s guarantee, we cannot assure you that funds would be available to pay the notes from any of our subsidiaries or from any other source.
An increase in interest rates could result in a decrease in the relative value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates. However, in each of December 2015, December 2016, March 2017 and June 2017, the U.S. Federal Reserve raised its benchmark interest rate by a quarter of a percentage point, and we expect interest rates to continue to rise at a measured pace. In addition, in the latter part of 2016, U.S. government bond prices fell significantly, which is generally inversely correlated with rising interest rates. In September 2017, the U.S. Federal Reserve announced that in October 2017, it will initiate a plan to reduce its approximately $4.5 trillion portfolio of bonds acquired after the 2008 fiscal crisis in a program commonly known as quantitative easing, which could cause interest rates to rise.
We may choose to redeem the notes when prevailing interest rates are relatively low.
The notes are redeemable at our option and we may choose to redeem some or all of the notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. See “Description of Notes—Optional Redemption.” If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed.
The notes may not be rated or may receive a lower rating than anticipated.
The notes may be rated by one or more nationally recognized statistical rating organizations. The credit ratings of the notes will primarily reflect the assessment of rating organizations of our financial strength and our ability to pay our indebtedness when due, and will change in accordance with our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. Ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. The ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or value of, the notes. Actual or anticipated changes or downgrades in our credit rating, including any announcement that our rating is under further review for a downgrade, could affect the market value of the notes, increase our corporate borrowing costs and limit availability of capital.

RATIO OF EARNINGS TO FIXED CHARGES FOR PHYSICIANS REALTY L.P.

The ratio of earnings to fixed charges for the Operating Partnership and its Predecessor (as defined herein) for each of the periods indicated below is as follows:

	Nine Months Ended September 30, 2017	Years Ended December 31,
		2016		2015	2014	2013	Predecessor 2012
Ratio of Earnings to Fixed Charges	1.87x	2.28x	x	2.14x	—	—	—
Assuming the net proceeds from the sale of the notes as described in “Use of Proceeds” were used to repay outstanding indebtedness under the Revolving Credit Facility, the resulting pro forma ratio of earnings to fixed charges would have been    for the nine months ended September 30, 2017, should the issuance of the notes and the corresponding repayment of borrowings under the Revolving Credit Facility have occurred on January 1, 2017, and    for the year ended December 31, 2016, should the issuance of the notes and the corresponding repayment of borrowings under the Revolving Credit Facility have occurred on January 1, 2016. The pro forma ratio of earnings to fixed charges does not necessarily represent what the actual ratio of earnings to fixed charges would have been had the transaction occurred as assumed.
For these purposes, “earnings” consist of net income (loss) plus fixed charges. Net income (loss) is computed in accordance with GAAP and includes such non-cash items as real estate depreciation and amortization, amortization of above (below) market rents, and amortization of deferred financing costs. Net income (loss) for the nine months ended September 30, 2017 and the years ended December 31, 2016, 2015, 2014, 2013 and 2012 (Predecessor), respectively, also includes one-time transactional costs relating to acquisitions, amortization of deferred financing fees, whether expensed or capitalized, and interest within rental expense. Interest income is not included in this computation.
The computation of the ratio of earnings to fixed charges indicates that earnings were inadequate to cover fixed charges on the basis of our historical financial statements by approximately $4.5 million, $2.6 million and $2.9 million for the years ended December 31, 2014, 2013 and 2012 (Predecessor), respectively.
Our “Predecessor” refers to four healthcare real estate private equity funds, organized as limited liability companies under the laws of Delaware, managed by B.C. Ziegler & Company, that we have classified for accounting purposes as our “Predecessor.”
USE OF PROCEEDS

We expect that the net proceeds of this offering will be approximately $         million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering (i) to repay outstanding indebtedness under the Revolving Credit Facility and (ii) for general corporate purposes, including, without limitation, working capital and investment in real estate.
Because affiliates of certain of the underwriters are also lenders under the Revolving Credit Facility, they may receive a portion of the net proceeds in connection with us repaying outstanding indebtedness under such facility. See “Underwriting (Conflicts of Interest).”
Borrowings under the Credit Agreement bear interest on the outstanding principal amount at an adjusted LIBOR rate, which is based on the Trust’s investment grade rating under the Credit Agreement. As of September 30, 2017, the Trust had an investment grade rating from Moody’s of Baa3 and BBB- from S&P and, as such, borrowings under the Revolving Credit Facility accrued interest on the outstanding principal at a rate of LIBOR plus 1.20%. The Credit Agreement includes a facility fee equal to 0.25% per annum, which is also determined by the Trust’s investment grade rating. Borrowings under the Revolving Credit Facility were used for general corporate purposes, including, without limitation, working capital and investment in real estate. The Credit Agreement governing our Revolving Credit Facility has a maturity date of September 18, 2020 and includes a one-year extension option.

CAPITALIZATION OF PHYSICIANS REALTY L.P.

The following table sets forth (i) our historical cash and cash equivalents and capitalization as of September 30, 2017 and (ii) our historical cash and cash equivalents and capitalization on an as adjusted basis to give effect to (a) the incurrence of an additional $290.0 million in borrowings under the Revolving Credit Facility subsequent to September 30, 2017 and (b) this offering of the notes and the use of net proceeds as set forth in “Use of Proceeds.” You should read this table in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus supplement, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our and the Trust’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which is incorporated herein by reference.

	As of September 30, 2017
	Historical		As Adjusted
	(In thousands)
Cash and Cash Equivalents	$4,924

Debt (1)
Fixed Interest Mortgage Notes	140,971		140,971
Variable Interest Mortgage Notes	28,603		28,603
Revolving Credit Facility due September 2020 (2)	139,000	(
Term Loan due June 2023	250,000		250,000
4.03% Senior Notes, Series A, due January 7, 2023	15,000		15,000
4.09% Senior Notes, Series A, due August 11, 2025	25,000		25,000
4.43% Senior Notes, Series B, due January 7, 2026	45,000		45,000
4.18% Senior Notes, Series B, due August 11, 2026	25,000		25,000
4.24% Senior Notes, Series C, due August 11, 2027	25,000		25,000
4.57% Senior Notes, Series C, due January 7, 2028	45,000		45,000
4.74% Senior Notes, Series D, due January 7, 2031	45,000		45,000
4.30% Senior Notes due 2027	400,000		400,000
Notes offered hereby	—
Total Debt	1,183,574

Redeemable limited partner and non-controlling interest	10,919		10,919

Partners’ capital
General partner	2,451,894		2,451,894
Limited Partner	73,688		73,688
Accumulated and other comprehensive income	12,012		12,012
Total Partners’ Capital	2,537,594		2,537,594
Non-controlling interests	627		627
Total Capital	2,538,221		2,538,221
Total capitalization	$3,732,714

(1)	Total debt presented as of September 30, 2017 is exclusive of $11.4 million of deferred financing costs, discounts, and fair value adjustments.

(2)
“As Adjusted” column (i) reflects the incurrence of an additional $290.0 million in borrowings under the Revolving Credit Facility subsequent to September 30, 2017 and (ii) assumes that all of the net proceeds of this offering will be used to repay the outstanding indebtedness under the Revolving Credit Facility.

DESCRIPTION OF OTHER INDEBTEDNESS
For the purposes of this section entitled “Description of Other Indebtedness,” references to “we,” “us,” “our,” “Physicians Realty L.P.” and the “Operating Partnership” refer only to Physicians Realty L.P. and not to the Trust or their respective subsidiaries.
Credit Facility
On June 10, 2016, we, as borrower, and the Trust, as guarantor, entered into an amended and restated Credit Agreement with KeyBank National Association, as administrative agent, KeyBanc Capital Markets Inc., BMO Capital Markets, and Citizens Bank N.A., as joint lead arrangers and co-book runners, BMO Capital Markets and Citizens Bank N.A., as co-syndication agents, and the lenders party thereto, or the Credit Agreement, which includes the Revolving Credit Facility in an aggregate maximum principal amount of $850 million. The Credit Agreement also contains a term loan feature allowing us to borrow in a single drawing up to $250 million, increasing the borrowing capacity to an aggregate of $1.1 billion. The Credit Agreement includes a swingline loan commitment for up to 10% of the maximum principal amount and provides an accordion feature allowing the Trust to increase borrowing capacity by up to an additional $500 million, subject to customary terms and conditions, resulting in a maximum borrowing capacity of $1.6 billion.
On July 7, 2016, we borrowed $250.0 million under the seven-year term loan feature of the Credit Agreement. Borrowings under the term loan feature of the Credit Agreement bear interest on the outstanding principal amount at a rate which is determined by the Trust’s credit rating, currently equal to LIBOR plus 1.80%. The Trust simultaneously entered into a pay-fixed receive-variable rate swap for the full borrowing amount, fixing the LIBOR component of the borrowing rate to 1.07%, for an all-in fixed rate of 2.87%. Both the borrowing and pay-fixed receive-variable swap have a maturity date of June 10, 2023.
The Credit Agreement has a maturity date of September 18, 2020 and includes a one-year extension option. Borrowings under the Credit Agreement bear interest on the outstanding principal amount at an adjusted LIBOR rate, which is based on the Trust’s investment grade rating under the Credit Agreement. As of September 30, 2017, the Trust had an investment grade rating from Moody’s of Baa3 and BBB- from S&P and, as such, borrowings under the Revolving Credit Facility accrued interest on the outstanding principal at a rate of LIBOR plus 1.20%. The Credit Agreement includes a facility fee equal to 0.25% per annum, which is also determined by the Trust’s investment grade rating.
The Credit Agreement contains financial covenants that, among other things, require compliance with leverage and coverage ratios and maintenance of minimum tangible net worth, as well as covenants that may limit the our and the Trust’s ability to incur additional debt or make distributions. We and the Trust may, at any time, voluntarily prepay any revolving or swingline loan under the Credit Agreement in whole or in part without premium or penalty. Prepayments of term borrowings require payment of premiums of up to 2.0% of the amount of prepayment, dependent on the date of such prepayment.
The Credit Agreement includes customary representations and warranties by us and the Trust and imposes customary covenants on us and the Trust. The Credit Agreement also contains customary events of default and, if an event of default occurs and continues, we are subject to certain actions by the administrative agent, including without limitation, the acceleration of repayment of all amounts outstanding under the Credit Agreement.
The Credit Agreement provides for revolving credit and term loans. Base Rate Loans, Adjusted LIBOR Rate Loans and Letters of Credit (each, as defined in the Credit Agreement) will be subject to interest rates, based upon the Trust’s investment grade rating as follows:

Credit Rating	Margin for Revolving Loans: Adjusted LIBOR Rate Loans and Letter of Credit Fee	Margin for Revolving Loans: Base Rate Loans	Margin for Term Loans: Adjusted LIBOR Rate Loans and Letter of Credit Fee	Margin for Term Loans: Base Rate Loans
At Least A- or A3	LIBOR + 0.85%	—%	LIBOR + 1.40%	0.40%
At Least BBB+ or BAA1	LIBOR + 0.90%	—%	LIBOR + 1.45%	0.45%
At Least BBB or BAA2	LIBOR + 1.00%	0.10%	LIBOR + 1.55%	0.55%
At Least BBB- or BAA3	LIBOR + 1.20%	0.20%	LIBOR + 1.80%	0.80%
Below BBB- or BAA3	LIBOR + 1.55%	0.60%	LIBOR + 2.25%	1.25%
As of September 30, 2017, there were $139.0 million of borrowings outstanding under the Revolving Credit Facility and $694.0 million available for us to borrow without adding additional properties to the unencumbered borrowing base of assets, as defined by the Credit Agreement. As of September 30, 2017, we had $250.0 million of borrowings outstanding under the term loan feature of the Credit Agreement. The Company also issued a letter of credit for $17.0 million as of September 30, 2017 with no outstanding balance as of September 30, 2017.

4.30% Senior Notes due 2027
On March 7, 2017, we issued and sold $400.0 million aggregate principal amount of 2027 Senior Notes pursuant to a public offering. The 2027 Senior Notes are our senior unsecured indebtedness and the payment and performance by us of our obligations under the 2027 Senior Notes are absolutely and unconditionally guaranteed by the Trust.
The 2027 Senior Notes bear interest at a rate of 4.30% per annum, payable semi-annually on March 15 and September 15 of each year. The 2027 Senior Notes were sold at an issue price of 99.68% of their face value, before the underwriters’ discount.
We may, at our option, redeem the 2027 Senior Notes, in whole at any time or in part from time to time, in each case prior to December 15, 2026, for cash, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2027 Senior Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal of, and interest on the 2027 Senior Notes to be redeemed, exclusive of unpaid interest, if any, accrued to, but not including, the redemption date, that would be due after the related redemption date but for such redemption, discounted to such redemption date on a semi-annual basis at the applicable Treasury Rate plus 30 basis points. In addition, at any time on or after December 15, 2026, we may, at our option, redeem the 2027 Senior Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the 2027 Senior Notes to be redeemed. In each case, we will also pay the accrued and unpaid interest on the principal amount of 2027 Senior Notes being redeemed to, but not including, the redemption date.
The 2027 Senior Notes contain customary covenants and are subject to customary events of default, which may result in the accelerated maturity of the 2027 Senior Notes.
Private Placement Notes
On January 7, 2016, we issued and sold $150.0 million aggregate principal amount of senior notes, comprised of (i) $15.0 million aggregate principal amount of 4.03% Senior Notes, Series A, due January 7, 2023, (ii) $45.0 million aggregate principal amount of 4.43% Senior Notes, Series B, due January 7, 2026, (iii) $45.0 million aggregate principal amount of 4.57% Senior Notes, Series C, due January 7, 2028, and (iv) $45.0 million aggregate principal amount of 4.74% Senior Notes, Series D, due January 7, 2031. On August 11, 2016, we issued and sold $75.0 million aggregate principal amount of additional senior notes, comprised of (i) $25.0 million aggregate principal amount of 4.09% Senior Notes, Series A, due August 11, 2025, (ii) $25.0 million aggregate principal amount of 4.18% Senior Notes, Series B, due August 11, 2026, and (iii) $25.0 million aggregate principal amount of 4.24% Senior Notes, Series C, due August 11, 2027. The payment and performance by us of our obligations under the senior notes and the note agreements pursuant to which the notes were issued, or, collectively, the Note Agreements, are absolutely and unconditionally guaranteed by the Trust and may in the future be guaranteed by certain subsidiaries of the ours and the Trust under certain circumstances.
We may prepay the senior notes prior to their maturity date, or we may be required to prepay the senior notes prior to their maturity date, in certain circumstances, subject to the payment of applicable premiums.
The Note Agreements pursuant to which the senior notes were issued contain covenants that are substantially similar to those contained in the Credit Agreement. The Note Agreements also includes customary representations and warranties and customary events of default substantially similar to those contained in the Credit Agreement.

DESCRIPTION OF NOTES
The following description of the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture, which are incorporated herein by reference. We urge you to read the indenture in its entirety because the indenture, and not this summary, defines your rights as a holder of the notes. You may request a copy of the indenture from us. See “Where You Can Find More Information.” The indenture is qualified under the Trust Indenture Act of 1939, as amended, or the TIA, and the provisions of the TIA are incorporated in, and form a part of, the indenture. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the indenture and those terms made a part of the indenture by reference to the TIA as in effect on the date of the closing of the offering of the notes.
Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this section, the “Trust” refers to Physicians Realty Trust and the terms “we,” “us,” “our” or the “Operating Partnership” refer only to Physicians Realty L.P. and not to any of its subsidiaries or the Trust, unless otherwise stated.
General
The notes will be issued pursuant to a base indenture, dated as of March 7, 2017, by and among the Operating Partnership, the Trust, as guarantor, and U.S. Bank National Association, as trustee, as supplemented by a second supplemental indenture, to be dated as of        , 2017, by and among the Operating Partnership, the Trust and the trustee, which we refer to, together with the base indenture, as the indenture. You may request copies of the indenture and the form of the notes from us.
The notes will be our senior unsecured indebtedness and will rank equally in right of payment with each other and with all of our other existing and future senior unsecured indebtedness. However, the notes will be effectively subordinated in right of payment to our mortgages and other existing and future secured indebtedness (to the extent of the value of the collateral securing the same) and to all preferred equity and indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries. As of September 30, 2017, we had on a consolidated basis $1.2 billion of indebtedness and other liabilities outstanding (excluding $11.4 million of deferred financing costs, discount, and fair value adjustments), of which $1.0 billion was senior unsecured indebtedness and $169.6 million was secured mortgage indebtedness. As of September 30, 2017, the subsidiaries of the Operating Partnership had on a consolidated basis $169.6 million of indebtedness and other liabilities outstanding.
The notes will initially be limited to an aggregate principal amount of $ million. We may from time to time, without notice to or consent of existing note holders, increase the principal amount of the notes by issuing additional notes on the same terms and conditions (except for any difference in the issue date, issue price and interest accrued prior to the issue date of the additional notes, and, if applicable, the first interest payment date), and with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.
The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “—Book-Entry System” in this prospectus supplement. The holder of a note will be treated as its owner for all purposes.
If any interest payment date, stated maturity date or redemption date is not a New York business day, the payment otherwise required to be made on such date will be made on the next New York business day without any additional payment as a result of such delay. All payments will be made in U.S. dollars.
The terms of the notes provide that we are permitted to withhold from interest payments and payments upon a redemption or maturity of the notes any amounts we are required to withhold by law. For example, non-United States holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. See “Supplemental Material U.S. Federal Income Tax Considerations—Tax Consequences Applicable to Non-U.S. Holders”
Except as described in this prospectus supplement under the headings “—Certain Covenants” and “—Merger, Consolidation and Transfer of Assets,” the indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford you protection in the event of:

•	a highly leveraged or similar transaction involving us or any of our affiliates;

•	a change of control involving us or the Trust; or

•	a reorganization, restructuring, merger or similar transaction involving us or the Trust that may adversely affect you.

We or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any notes so repurchased may not be reissued or resold and will be canceled promptly.
Guarantee
The Trust will fully and unconditionally guarantee our obligations under the notes on a senior unsecured basis, including the due and punctual payment of principal of, and premium, if any, and interest on, the notes, whether at stated maturity, upon acceleration, notice of redemption or otherwise. The guarantee will be a senior unsecured obligation of the Trust and will rank equally in right of payment with all existing and future senior unsecured indebtedness of the Trust. However, substantially all of the Trust’s assets are held through the Operating Partnership that in turn holds substantially all of its properties and assets through subsidiaries. See “Risk Factors—Risks Related to the Notes and Offering—The Trust has no significant operations and no material assets, other than its investment in us.” Furthermore, the Trust’s guarantee of the notes will be effectively subordinated in right of payment to all liabilities, whether secured or unsecured, and any preferred equity of its subsidiaries (including the Operating Partnership and any entity the Trust accounts for under the equity method of accounting). As of September 30, 2017, the Operating Partnership had on a consolidated basis $1.2 billion of indebtedness and other liabilities outstanding (excluding $11.4 million of deferred financing costs, discounts, and fair value adjustments) and $6.1 million of preferred equity outstanding.
Interest
Interest on the notes will accrue at the rate of % per annum from and including        , 2017 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on and of each year, beginning on , 2018. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the or (whether or not a New York business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Maturity
The notes will mature on , and will be paid in U.S. dollars against presentation and surrender thereof at the corporate trust office of the trustee, unless earlier redeemed by us at our option, as described under “—Optional Redemption” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.
Optional Redemption
We may, at our option, redeem the notes, in whole at any time or in part from time to time, in each case prior to , ( months prior to the stated maturity date of the notes), for cash, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal of, and interest on the notes to be redeemed, exclusive of unpaid interest, if any, accrued to, but not including, the redemption date, that would be due after the related redemption date but for such redemption, discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus basis points, plus, in each case unpaid interest, if any, accrued to, but not including, such redemption date. In addition, at any time on or after , ( months prior to the stated maturity date of the notes), we may, at our option, redeem the notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest, if any, accrued to, but not including, the related redemption date. Notwithstanding the foregoing, interest will be payable to holders of the notes on the record date applicable to an interest payment date falling on or before a date of redemption.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term, or Remaining Life, of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such Reference Treasury Dealer Quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
“Reference Treasury Dealer” means: (i) J.P. Morgan Securities LLC, a Primary Treasury Dealer selected by Credit Agricole Securities (USA) Inc. and a Primary Treasury Dealer selected by Jefferies LLC (or an affiliate of any of the foregoing that is a Primary Treasury Dealer); provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States, or a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer; and (ii) two other Primary Treasury Dealers selected by us.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to us (and provided to the trustee) by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third New York business day immediately preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date. In the case of a satisfaction and discharge, such rates shall be determined as of the date of the deposit with the trustee.
In order to exercise our right of optional redemption, we (or, at our request, the trustee on our behalf) must deliver a notice of redemption to each holder of notes to be redeemed at least 15 calendar days but not more than 60 calendar days prior to the redemption date at its registered address or in accordance with the applicable procedures of DTC. Such notice of redemption shall specify, among other things, the principal amount of the notes to be redeemed, the CUSIP number of the notes to be redeemed, the redemption date, the redemption price, including accrued interest, if any, and the name and address of the paying agent(s) and that notes called for redemption in whole or in part must be surrendered to the paying agent to collect the redemption price. Once notice of redemption is delivered to holders, the notes called for redemption will become due and payable on the redemption date at the redemption price. On or prior to the redemption date, we will deposit with the trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the notes so called for redemption at the redemption price. Unless we default in payment of the redemption price, commencing on the redemption date interest on notes called for redemption will cease to accrue and holders of such notes will have no rights with respect to such notes except the right to receive the redemption price.
If fewer than all of the notes are being redeemed, the trustee will select the notes to be redeemed in accordance with the customary procedures of DTC or, if DTC prescribes no method of selection, by lot or, in its sole discretion, pro-rata; provided, however, that no note of $2,000 in aggregate principal amount or less shall be redeemed in part. Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note. The trustee shall not be liable for selections made by it under this paragraph.
In addition, we may at any time purchase notes by tender, in the open market or by private agreement, subject to applicable law.
Certain Covenants
Limitation on Indebtedness.     The Operating Partnership will not Incur, or permit any Consolidated Subsidiary to Incur, any Indebtedness, other than Intercompany Indebtedness and guarantees of Indebtedness Incurred by the Operating Partnership or any Consolidated Subsidiary that, in each case, is subordinated in right of payment to the notes, if, immediately after giving effect to the Incurrence of such Indebtedness and the application of the proceeds thereof, the aggregate principal amount of outstanding Indebtedness, excluding Intercompany Indebtedness and guarantees of Indebtedness Incurred by the Operating Partnership or any Consolidated Subsidiary, would be greater than 60% of the sum of, without duplication:

•	Total Assets as of the Operating Partnership’s most recently completed fiscal quarter prior to the Incurrence of such additional Indebtedness; and

•
the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Operating Partnership or any Consolidated Subsidiary since the end of the relevant fiscal quarter, including those proceeds obtained in connection with the Incurrence of such additional Indebtedness.

Limitation on Secured Debt.     In addition to the preceding limitation on the Incurrence of Indebtedness, the Operating Partnership will not Incur, or permit any Consolidated Subsidiary to Incur, any Secured Debt, other than guarantees of Secured Debt Incurred by the Operating Partnership or any Consolidated Subsidiary that, in each case, is subordinated in right of payment to the notes, if, immediately after giving effect to the Incurrence of such Secured Debt and the application of the proceeds thereof, the aggregate principal amount of outstanding Secured Debt, excluding guarantees of Secured Debt Incurred by the Operating Partnership or any Consolidated Subsidiary, would be greater than 40% of the sum of, without duplication:

•	Total Assets as of the Operating Partnership’s most recently completed fiscal quarter prior to the Incurrence of such additional Indebtedness; and

•
the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Operating Partnership or any Consolidated Subsidiary since the end of the relevant fiscal quarter, including those proceeds obtained in connection with the Incurrence of such additional Indebtedness.

Maintenance of Unencumbered Assets.     The Operating Partnership, together with its Consolidated Subsidiaries, will have at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all of the Operating Partnership’s and its Consolidated Subsidiaries’ outstanding Unsecured Debt, taken as a whole, determined on a consolidated basis in accordance with GAAP.
Debt Service Test.     In addition to the preceding limitations on the Incurrence of Indebtedness, the Operating Partnership will not Incur, or permit any Consolidated Subsidiary to Incur, any Indebtedness, other than Intercompany Indebtedness and guarantees of Indebtedness Incurred by the Operating Partnership or any Consolidated Subsidiary that, in each case is subordinate in right of payment to the notes, if the ratio of Consolidated Income Available for Debt Service to Interest Expense for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which the additional Indebtedness is to be Incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the Incurrence of that Indebtedness and the application of the proceeds thereof, excluding Intercompany Indebtedness and guarantees of Indebtedness Incurred by the Operating Partnership or any Consolidated Subsidiary, and calculated on the following assumptions:

•
such Indebtedness and any other Indebtedness Incurred by the Operating Partnership or its Consolidated Subsidiaries since the first day of such quarterly period and the application of the proceeds thereof, including to refinance other Indebtedness, had occurred on the first day of such period;

•
the repayment or retirement of any Indebtedness (other than Indebtedness repaid or retired with the proceeds of any other Indebtedness, which repayment or retirement shall be calculated pursuant to the preceding bullet and not this bullet) by the Operating Partnership or its Consolidated Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

•
in the case of Acquired Indebtedness or Indebtedness Incurred in connection with any acquisition since the first day of such quarterly period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

•
in the case of any acquisition or disposition of any asset or group of assets or the placement of any assets in service or removal of any assets from service by the Operating Partnership or any of its Consolidated Subsidiaries from the first day of such four-quarter period to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, the acquisition, disposition, placement in service or removal from service had occurred as of the first day of such period with appropriate adjustments to Interest Expense with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation.

Set forth below are certain defined terms used in this prospectus supplement and the indenture. We refer you to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus supplement for which no definition is provided.
“Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person becomes the Operating Partnership’s Consolidated Subsidiary or (2) assumed by the Operating Partnership or any of its Consolidated Subsidiaries in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Consolidated Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date the acquired Person becomes a Consolidated Subsidiary or the date of the related acquisition, as the case may be.

“Consolidated Financial Statements” means, collectively, the consolidated financial statements and notes to those financial statements of the Operating Partnership and its Consolidated Subsidiaries prepared in accordance with GAAP.
“Consolidated Income Available for Debt Service” means, for any period of time, the Consolidated Net Income of the Operating Partnership and its Consolidated Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	Interest Expense on Indebtedness of the Operating Partnership and its Consolidated Subsidiaries;

•	provision for taxes of the Operating Partnership and its Consolidated Subsidiaries based on income;

•	depreciation, amortization and all other non-cash items deducted at arriving at Consolidated Net Income;

•	provision for gains and losses on sales or other dispositions of properties and other investments;

•	extraordinary items;

•	non-recurring items, as determined in good faith by the board of directors of the general partner of the Operating Partnership;

•	acquisition expenses;

•	provisions for gains and losses from extinguishment of Indebtedness of the Operating Partnership and its Consolidated Subsidiaries; and

•	charges related to changes in accordance with GAAP.
In each case for such period, we will reasonably determine amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items.
“Consolidated Net Income” means, for any period of time, the amount of net income, or loss, for the Operating Partnership and its Consolidated Subsidiaries for such period, excluding, without duplication, extraordinary items and the portion of net income, but not losses, for the Operating Partnership and its Consolidated Subsidiaries allocable to non-controlling interests in unconsolidated Persons to the extent that cash dividends or distributions allocable to non-controlling interests in unconsolidated Persons have not actually been received by the Operating Partnership or any of its Consolidated Subsidiaries, all determined in accordance with GAAP.
“Consolidated Subsidiary” means each of the Operating Partnership’s Subsidiaries that is consolidated in the Consolidated Financial Statements in accordance with GAAP.
“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any required calculation or determination.
“Incur” means, with respect to any Indebtedness or other obligation of the Operating Partnership or any Consolidated Subsidiary, to create, assume, guarantee or otherwise become liable in respect of the Indebtedness or other obligation, and “Incurrence” and “Incurred” have meanings correlative to the foregoing. Indebtedness or other obligations of the Operating Partnership or any Consolidated Subsidiary will be deemed to be Incurred by the Operating Partnership or such Consolidated Subsidiary whenever the Operating Partnership or such Consolidated Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof. Indebtedness or other obligations of a Consolidated Subsidiary existing prior to the time it became a Consolidated Subsidiary will be deemed to be Incurred upon such Subsidiary becoming a Consolidated Subsidiary. Indebtedness or other obligations of a Person existing prior to a merger or consolidation of such Person with the Operating Partnership or any Consolidated Subsidiary in which such Person is the successor to the Operating Partnership or such Consolidated Subsidiary will be deemed to be Incurred upon the consummation of such merger or consolidation. Any issuance or transfer of capital stock that results in Indebtedness constituting Intercompany Indebtedness being held by a Person other than the Trust, the Operating Partnership or any Consolidated Subsidiary, or any sale or other transfer of any Indebtedness constituting Intercompany Indebtedness to a Person that is not the Trust, the Operating Partnership or any Consolidated Subsidiary, will be deemed, in each case, to be an Incurrence of Indebtedness that is not Intercompany Indebtedness at the time of such issuance, transfer or sale, as the case may be.
“Indebtedness” means, without duplication, any indebtedness of the Operating Partnership or any of its Consolidated Subsidiaries, whether or not contingent, in respect of:
(a)     borrowed money evidenced by bonds, notes, debentures or similar instruments;

(b)
indebtedness for borrowed money which is secured by any lien on property owned by the Operating Partnership or any of its Consolidated Subsidiary, but only to the extent of the lesser of (i) the amount of indebtedness so secured and (ii) the fair market value (determined in good faith by the board of directors of the general partner of the Operating Partnership) of the property subject to such lien;

(c)
the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; or

(d)
any lease of property by the Operating Partnership or any of its Consolidated Subsidiaries as lessee which is reflected in the Consolidated Financial Statements as a capitalized lease in accordance with GAAP, to the extent, in the case of indebtedness under clauses (a) through (c) above, that any such items (other than letters of credit) would appear as a liability in the Consolidated Financial Statements in accordance with GAAP. Indebtedness also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any of its Consolidated Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than the Operating Partnership or any of its Consolidated Subsidiaries) of the type described in clauses (a) through (d) above.
“Intercompany Indebtedness” means Indebtedness to which the only parties are any of the Trust, the Operating Partnership and any Consolidated Subsidiary; provided, however, that with respect to any such Indebtedness of which the Trust or the Operating Partnership is the borrower, such Indebtedness is subordinate in right of payment to the notes.
“Interest Expense” means, for any period of time, the maximum amount payable for interest on, and original issue discount of, Indebtedness, determined in accordance with GAAP.
“Person” means any individual, corporation, limited liability company, partnership, limited partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Secured Debt” means, as of any date, that portion of principal amount of outstanding Indebtedness, excluding Intercompany Indebtedness, of the Operating Partnership and its Consolidated Subsidiaries as of that date that is secured by a mortgage, trust deed, deed of trust, deeds to secure Indebtedness, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.
“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).
“Total Assets” means, as of any time, the sum of, without duplication, of (i) Undepreciated Real Estate Assets and (ii) all other assets, excluding accounts receivables and non-real estate intangibles, of the Operating Partnership and its Consolidated Subsidiaries.
“Total Unencumbered Assets” means, as of any time, the sum of, without duplication, those (i) Undepreciated Real Estate Assets that are not subject to a lien securing Indebtedness and (ii) all other assets, excluding accounts receivables and non-real estate intangibles, of the Operating Partnership and its Consolidated Subsidiaries not subject to a lien securing Indebtedness, all determined in accordance with GAAP; provided, however, that all investments by the Operating Partnership or any of its Consolidated Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other nonconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.
“Undepreciated Real Estate Assets” means, as of any time, the cost (original cost plus capital improvements) of the Operating Partnership’s and its Consolidated Subsidiaries’ real estate assets on such date, before depreciation and amortization, all determined in accordance with GAAP.
“Unsecured Debt” means that portion of the outstanding principal amount of Indebtedness, excluding Intercompany Indebtedness, that is not Secured Debt.
Merger, Consolidation and Transfer of Assets
This “—Merger, Consolidation and Transfer of Assets” section replaces in its entirety the section of the accompanying prospectus entitled “Description of Debt Securities and Guarantees—Consolidation, Merger or Sale.”
The Operating Partnership will not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1)
the Person formed by the consolidation or into which the Operating Partnership is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Operating Partnership substantially as an entirety will be a Person organized and existing under the laws of the United States of America, a State of the United States of America or the District of Columbia and expressly assumes, by one or more supplemental indentures, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities issued under the indenture (including the notes) and the performance of every covenant of the indenture to be performed or observed by the Operating Partnership;

(2)
immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, will have occurred and be continuing; and

(3)
the Operating Partnership has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and the supplemental indenture with respect thereto comply with the indenture and that all the conditions precedent relating to the transaction have been fulfilled.

Upon any such consolidation, merger or conveyance, transfer or lease, the successor person will succeed to, and be substituted for, and may exercise every right and power of, the Operating Partnership under the indenture, and the Operating Partnership will be relieved of all obligations and covenants under the indenture and the debt securities issued thereunder (including the notes).
The indenture shall not prevent any consolidation or merger of the Trust with or into any other Person or Persons (whether or not affiliated with the Trust), or successive consolidations or mergers in which either the Trust will be the continuing entity or the Trust or its successor or successors shall be a party or parties, or shall prevent the conveyance, transfer or lease of any properties and assets of the Trust substantially as an entirety to any Person (whether or not affiliated with the Trust); provided, however, that the following conditions are met:

(1)
the Trust shall be the continuing entity, or the successor entity (if other than the Trust) formed by or resulting from any consolidation or merger or which shall have received the conveyance, transfer or lease of assets shall be a Person organized and existing under the laws of the United States of America, a State of the United States of America or the District of Columbia and expressly assumes the obligations of the Trust under the guarantee and the due and punctual performance and observance of all of the covenants and conditions in the indenture to be performed or observed by the Trust;

(2)
immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, will have occurred and be continuing; and

(3)
the Operating Partnership has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and the supplemental indenture with respect thereto comply with the indenture and that all the conditions precedent relating to the transaction have been fulfilled.

Upon any such consolidation or merger or any sale, conveyance, transfer or lease, the successor person will succeed to, and be substituted for, and may exercise every right and power of, the Trust under the indenture, and the Trust shall be released from all obligations and covenants under the indenture (including the guarantee of the notes).
Insurance
The Operating Partnership will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by persons engaged in similar businesses or as may be required by applicable law.
Maintenance of Properties
The Operating Partnership will cause all of its material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and from time to time will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of the Operating Partnership’s and its Subsidiaries’ properties, all as in the Operating Partnership’s judgment may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that the Operating Partnership or any of its Subsidiaries will not be prevented from selling or otherwise disposing for value the Operating Partnership’s or any of its Subsidiaries’ properties in the ordinary course of business.
Reports

Whether or not the Operating Partnership is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and for so long as any notes are outstanding, the Operating Partnership will furnish to the trustee (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports, in each case within 15 days after the Operating Partnership files such reports with the SEC or would be required to file such reports with the SEC pursuant to the applicable rules and regulations of the SEC, whichever is earlier. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance with any covenants relating to the notes (as to which the trustee is entitled to rely exclusively on an officers’ certificate). Notwithstanding the foregoing, if permitted by the SEC, the Operating Partnership may satisfy its obligation to furnish the reports described above by furnishing such reports filed by the Trust.
Events of Default
The following events of default replace the “events of default” in the “Description of Debt Securities and Guarantees—Events of Default Under the Indentures” section of the accompanying prospectus.
The following are “events of default” under the indenture with respect to the notes:

(1)	default for 30 days in the payment of any interest on the notes;

(2)	default in the payment of any principal of or premium, if any, on, the notes when due, whether at stated maturity, upon redemption, acceleration or otherwise;

(3)
default in the performance, or breach, of any covenant or warranty of the Operating Partnership or the Trust, as the case may be, in the indenture or any note not covered elsewhere in this section or in the guarantee of the Trust (other than a covenant or warranty added to the indenture solely for the benefit of a series of debt securities) which shall not have been remedied for a period of 60 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding;

(4)
default by the Operating Partnership, the Trust or any Significant Subsidiary of the Operating Partnership under any bond, debenture, note, mortgage, indenture or instrument evidencing or securing indebtedness of any such party with an aggregate principal amount outstanding of at least $35,000,000, which default has, after the expiration of any applicable grace period, resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after written notice to the Operating Partnership as provided in the indenture; or

(5)	specified events of bankruptcy, insolvency, or reorganization with respect to the Operating Partnership, the Trust or any Significant Subsidiary of the Operating Partnership.
When we use the term “Significant Subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended, or the Securities Act.
See “Description of Debt Securities and Guarantees—Events of Default Under the Indentures” in the accompanying prospectus for a description of rights, remedies and other matters relating to events of default.
Defeasance; Satisfaction and Discharge
The notes will be subject to legal defeasance, covenant defeasance and satisfaction and discharge as set forth in the indenture. See “Description of Debt Securities and Guarantees—Defeasance” and “Description of Debt Securities and Guarantees—Satisfaction and Discharge” in the accompanying prospectus.
Trustee
U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the notes, subject to replacement at our option. The indenture will provide that, except during the continuance of an event of default, the trustee will perform only such duties as are set forth specifically in the indenture. During the existence of an event of default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care that a prudent person would use in conducting its own affairs. The permissive rights of the trustee to take or refrain from taking any action enumerated in the indenture will not be construed as an obligation or duty. The indenture will contain provisions for the indemnification of the trustee, to the extent satisfactory to the trustee, for any loss, liability, taxes and expenses incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the indenture.
Book-Entry System
The notes will be issued in the form of one or more fully registered global securities, or Global Securities, that will be deposited with, or on behalf of DTC, and registered in the name of DTC’s partnership nominee, Cede & Co. Except under the circumstance described below, the notes will not be issuable in certificated form. Unless and until it is exchanged in whole or in part for the individual notes it represents, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor.
Investors may elect to hold their interest in the Global Securities through either DTC, Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., or Euroclear, if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear.
DTC has advised us of the following information regarding DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC rules applicable to its participants are on file with the SEC.
Purchases of Global Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Global Securities on DTC’s records. The ownership interest of each actual purchaser of each Global Security, or Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Global Securities, except in the event that use of the book-entry system for the Global Securities is discontinued.
To facilitate subsequent transfers, all Global Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee does not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Global Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Global Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Global Securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such Global Securities to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Global Securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Global Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Payments in respect of the Global Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC by wire transfer of immediately available funds. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the Trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as requested by an authorized representative of DTC) are our responsibility or that of the Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the Global Securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Global Security certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Global Security certificates will be printed and delivered to DTC.
Clearstream.    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters in this offering. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.
Euroclear.    Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation, or the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters in this offering. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by DTC for Euroclear.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.
The information in this section concerning DTC, Clearstream and Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
Same-day settlement and payment
The underwriters will settle the notes in immediately available funds. We will make all payments in respect of the notes in immediately available funds.
The notes will trade in DTC’s Same-Day Funds Settlement System until maturity or earlier redemption or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds.
Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.
Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day immediately following the DTC settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The information in this section concerning DTC, Clearstream and Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

SUPPLEMENTAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “Material U.S. Federal Income Tax Considerations” included in the accompanying prospectus. You should refer to the discussion in the accompanying prospectus under ‘‘Material U.S. Federal Income Tax Considerations’’ for a discussion of the taxation of the Trust, its shareholders and the Operating Partnership. This summary is for general information only and does not constitute tax advice.
The following discussion is a summary of U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes and that are likely to be material to a holder of the notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Code; current, temporary and proposed U.S. Treasury Regulations issued thereunder, or, collectively the Treasury Regulations; the legislative history of the Code; Internal Revenue Service, or IRS, rulings, pronouncements, interpretations and practices; and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances. For example, except to the extent discussed under the heading “—Tax Consequences Applicable to Non-U.S. Holders,” special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Code;

•	holding the notes as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding the notes through a partnership or other pass-through entity;

•	a non-U.S. corporation or partnership, or person who is not a resident or citizen of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate or former long-term resident.
In addition, this discussion is limited to persons that purchase the notes for cash pursuant to this prospectus supplement at the offering price on the cover page of this prospectus supplement. Furthermore, this discussion assumes that each holder holds the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.
As used herein, “U.S. Holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes:
• an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If any entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.
THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, POTENTIAL CHANGES IN APPLICABLE TAX LAWS AND THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS, AND ANY TAX TREATIES.
Tax Consequences Applicable to U.S. Holders
Interest
A U.S. Holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the notes in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
Additional Amounts
As described under “Description of Notes—Optional Redemption,” we may be obligated in certain circumstances to pay amounts in excess of stated interest and the principal amount of the notes in connection with our redemption of the notes. It is possible that the IRS could assert that the above additional payments are “contingent payments” and the notes are therefore contingent payment debt instruments for U.S. federal income tax purposes. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the notes, that such additional amounts will have to be paid. Assuming such position is respected, any amounts paid to a holder pursuant to a redemption would be taxable as described below in “—Sale or Other Taxable Disposition of the Notes.” Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. The IRS, however, may take a position contrary to our position, which could affect the timing and character of a holder’s income and the timing of our deductions with respect to the notes. Holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
Sale or Other Taxable Disposition of the Notes
A U.S. Holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a note equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less any portion allocable to accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such U.S. Holder’s income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note (or a portion thereof) generally will be the U.S. Holder’s cost therefor. This gain or loss will generally constitute capital gain or loss.
Rates of Taxation
Generally, the maximum tax rate for noncorporate taxpayers for (1) long-term capital gains is currently 20% and (2) ordinary income is currently 39.6%. Accordingly, a noncorporate U.S. Holder will be subject to tax at a maximum rate of 39.6% with respect to interest on a note, and at a maximum rate of 20% with respect to capital gain on the sale, exchange, redemption, retirement or other taxable disposition of a note assuming the note was held for more than one year. The maximum rate for corporate U.S. Holders is currently 35% with respect to both interest on a note and capital gain on the sale, exchange, redemption, retirement or other taxable disposition of such note.
Medicare Tax
A Medicare tax is currently generally imposed on certain individuals, trusts and estates at the rate of 3.8% on the lesser of (i) “net investment income,” or (ii) the excess of modified adjusted gross income over a threshold amount. A holder’s net investment income will generally include such holder’s interest income and net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Holders of notes are encouraged to consult with their tax advisors regarding the possible implications of this Medicare tax on their investment in notes in light of such holders’ individual circumstances.

Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives interest and principal payments on the notes or proceeds upon the sale or other disposition of such notes (including a redemption or retirement of the notes). Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	such U.S. Holder fails to furnish its taxpayer identification number, or TIN, which for an individual is ordinarily his or her social security number;

•	the IRS notifies the payor that such U.S. Holder furnished an incorrect TIN;

•	in the case of interest payments, such U.S. Holder is notified by the IRS of a failure to properly report payments of interest or dividends;

•
in the case of interest payments, such U.S. Holder fails to certify, under penalties of perjury, that such U.S. Holder has furnished a correct TIN and that the IRS has not notified such U.S. Holder that it is subject to backup withholding; or

•	such U.S. Holder does not otherwise establish an exemption from backup withholding.
A U.S. Holder should consult his, her or its tax advisor regarding such U.S. Holder’s qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.
Tax Consequences Applicable to Non-U.S. Holders
For purposes of this discussion, “Non-U.S. Holder” means a beneficial owner of the notes that is not a U.S. Holder. Special rules may apply to holders that are partnerships or entities treated as partnerships for U.S. federal income tax purposes and to Non-U.S. Holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, certain U.S. expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the United States. Such Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
Interest
Interest paid to a Non-U.S. Holder on the notes will generally be exempt from U.S. federal withholding tax provided that:

•	such Non-U.S. Holder does not directly or indirectly, actually or constructively own a 10% or greater interest in the Operating Partnership’s capital or profits;

•	such Non-U.S. Holder is not a controlled foreign corporation with respect to which the Operating Partnership is a “related person” within the meaning of Section 864(d)(4) of the Code;

•	such Non-U.S. Holder is not a bank that received the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•
such Non-U.S. Holder certifies in a statement, under penalties of perjury, that such Non-U.S. Holder is not a U.S. person within the meaning of the Code and provides identifying information (i.e., name and address) or otherwise satisfies applicable documentation requirements.

A Non-U.S. Holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, is attributable to a U.S. “permanent establishment”) (as discussed below under “—U.S. Trade or Business”) and the Non-U.S. Holder provides us with a properly executed IRS Form W-8ECI (or applicable successor form).
If a Non-U.S. Holder does not satisfy the requirements above, interest paid to such Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the Non-U.S. Holder’s country of residence. To claim a reduction or exemption under a tax treaty, a Non-U.S. Holder must generally complete an applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) and claim the reduction or exemption on the form.

U.S. Trade or Business
A Non-U.S. Holder that is engaged in a trade or business in the United States (and, if a tax treaty applies, maintains a permanent establishment within the United States) and receives interest on a note that is effectively connected with the conduct of such trade or business (and, if a tax treaty applies, attributable to such permanent establishment) will be subject to U.S. federal income tax on such interest on a net income basis in generally the same manner as a U.S. Holder. In addition, in certain circumstances, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% (or, if a tax treaty applies, such lower rate, if any, as provided in such tax treaty) branch profits tax.
Sale or Other Taxable Disposition of the Notes
A Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note so long as (1) the gain is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder) and (2) in the case of a Non-U.S. Holder who is an individual, such Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of disposition or certain other requirements are not met. A Non-U.S. Holder who is an individual and does not meet this exemption should consult his or her tax advisor regarding the potential liability for U.S. federal income tax on such Non-U.S. Holder’s gain realized on the sale, exchange, redemption, retirement or other disposition of a note.
Backup Withholding and Information Reporting
Backup withholding generally will not apply to payments of principal or interest made to a Non-U.S. Holder of a note if the Non-U.S. Holder provides a certification of non-U.S. status, for example on an applicable IRS Form W-8. However, information reporting generally will still apply with respect to payments of interest.
Payments of the proceeds from the disposition by a Non-U.S. Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments, if the broker has certain enumerated connections with the United States; provided, however, that such information reporting will not apply if the broker has documentary evidence in its records that the Non-U.S. Holder is a non-U.S. person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption from information reporting.
Payment of the proceeds from the disposition by a Non-U.S. Holder of a note made to or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the Non-U.S. Holder or beneficial owner provides a certification of non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.
A Non-U.S. Holder should consult such holder’s tax advisor regarding the application of withholding and backup withholding to such Non-U.S. Holder’s particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if we or our agent know or have reason to know that the certification may be false. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.
Foreign Account Tax Compliance Act
Legislation referred to as the Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% U.S. withholding tax on “withholdable payments” (which currently includes U.S.-source interest and will include gross proceeds on the disposition of instruments that generate U.S.-source interest paid after December 31, 2018) that are paid to certain non-U.S. persons if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. The 30% withholding rate generally applies without regard to reduced rates of withholding or exemptions from withholding available under current law, whether under treaties or existing statutory rules. In some circumstances, a non-U.S. person may still be eligible to claim the benefit of such reduced withholding rates and exemptions through a claim for refund. FATCA does not replace the existing U.S. withholding tax regime, but the FATCA regulations contain coordination provisions to avoid double withholding on U.S.-source income.
For interest payments, a FATCA withholding tax at a 30% rate will be imposed on amounts paid to holders that fail to comply with FATCA reporting and disclosure requirements. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments after December 31, 2018, on proceeds from the redemption or sale of notes. We will not pay any additional amounts in respect of amounts withheld on payments made by us. Non-U.S.

Holders are urged to consult their own tax advisors regarding the potential implications of FATCA with regards to an investment in the notes in light of their particular circumstances.
Potential Changes in U.S. Tax Laws
The discussion of U.S. federal income tax consequences contained in this prospectus supplement and in the accompanying prospectus is based on law presently in effect. Potential investors should be aware that new legislative, administrative or judicial action could significantly change the U.S. federal income tax consequences of our operations and of an investment in our shares or in the notes. Any such change may or may not be retroactive and could potentially have a material adverse effect on an investment in our shares or in the notes. Prospective investors should consult their own tax advisors regarding the effect of any potential changes in U.S. tax laws on their investment in our shares or in the notes in light of their particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions contained in the underwriting agreement dated    , 2017 among us, the Trust, and the underwriters, we have agreed to sell to each underwriter, for whom J.P. Morgan Securities LLC, Credit Agricole Securities (USA) Inc. and Jefferies LLC are acting as representatives, and each underwriter has severally agreed to purchase, the respective principal amount of notes set forth opposite its name below:

Underwriter	Principal Amount
J.P. Morgan Securities LLC	$
Credit Agricole Securities (USA) Inc.
Jefferies LLC
Total	$
 The obligations of the underwriters under the underwriting agreement, including their agreement to purchase notes from us, are several and not joint. The underwriters have agreed to purchase all of the notes if any of them are purchased.
The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to % of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to % of the principal amount of the notes to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.
The following table shows the underwriting discount to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us
Per % Senior Note due	%

In the underwriting agreement, we have agreed that:

•
We will not offer to sell, enter into any agreement to sell, or sell any United States dollar-denominated debt securities having a term of more than one year (other than the notes) from the date of this prospectus supplement through and including the closing date of the offering of the notes without the prior written consent of J.P. Morgan Securities LLC, Credit Agricole Securities (USA) Inc. and Jefferies LLC.

•	We will pay our expenses related to the offering, which we estimate will be approximately $ .

•
We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or contribute to payments that the underwriters may be required to make in respect of those liabilities.

Notice to Prospective Investors in the European Economic Area
Each underwriter has represented and agreed that, in relation to each Member State of the European Economic Area, each, a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(1)	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(2)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative or representatives nominated by us for any such offer; or

(3)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;
provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member

State; and the expression “Prospectus Directive” means European Council Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.
This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for the offer of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.
Notice to Prospective Investors in the United Kingdom
Each underwriter has represented and agreed that:

•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended), or the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is being directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is only available to relevant persons and will be engaged in only with relevant persons.
Price Stabilization and Short Positions
The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.
In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may have the effect of preventing or retarding a decline in the market price of the notes or may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
Other Relationships
The underwriters and/or their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and/or their respective affiliates have from time to time provided, and expect to provide in the future, investment banking, commercial banking and other financial services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and/or their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
We intend to use net proceeds from the sale of the notes in this offering to repay the outstanding borrowings under the Revolving Credit Facility. Certain of the underwriters and/or their affiliates of the underwriters serve various roles in the Revolving Credit Facility. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, and Credit Agricole Corporate and Investment Bank, an affiliate of Credit Agricole Securities (USA) Inc., serve as lenders under the Revolving Credit Facility. Because 5% or more of the net proceeds of this offering will be paid to an affiliate of J.P. Morgan Securities LLC and an affiliate of Credit Agricole Securities (USA) Inc. each as lenders under the Revolving Credit Facility, there is a “conflict of interest” under FINRA Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to FINRA Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. J.P. Morgan Securities LLC, Credit Agricole Securities (USA) Inc. and their respective affiliates will not confirm any sales to accounts over which either firm exercises discretionary authority without first receiving specific written approval for the transaction for those accounts.
Delayed Settlement
We expect that the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the third business day following the date of this prospectus supplement. Under rules of the SEC, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes before the second business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the notes, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

LEGAL MATTERS

Certain legal matters, including the validity of the notes offered hereby, will be passed upon for us by Baker & McKenzie LLP. The statements under the caption “Supplemental Material U.S. Federal Income Tax Considerations” in this prospectus supplement as they relate to federal income tax matters have been reviewed by Baker & McKenzie LLP, and Baker & McKenzie LLP has opined as to certain income tax matters relating to an investment in the notes. Certain legal matters will be passed upon for the underwriters by Jones Day. Venable LLP will pass upon certain matters of Maryland law.

EXPERTS

The statement of revenues and certain direct operating expenses of the Peachtree Property (also referred to as Peachtree Dunwoody Medical Center) for the year ended December 31, 2013 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on May 1, 2014, the statement of revenues and certain direct operating expenses of the Sarasota Properties (also referred to as 21st Century) for the year ended December 31, 2013 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on May 5, 2014, and the statement of revenues and certain direct operating expenses of the San Antonio Property (also referred to as Foundation Surgical Hospital) for the year ended December 31, 2013 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on May 6, 2014, have been audited by Plante & Moran, PLLC, independent registered public accounting firm, as set forth in its reports thereon as incorporated by reference, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedule of the Trust appearing in the Trust’s and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2016, the effectiveness of the Trust’s internal controls over financial reporting as of December 31, 2016, the statement of revenues and certain direct operating expenses of the Pinnacle Properties and the Oshkosh Property for the year ended December 31, 2013 appearing in the Trust’s Current Report on Form 8-K, filed with the SEC on August 4, 2014, the statement of revenues and certain direct operating expenses of the Columbus Properties, the El Paso Properties, and the Harrisburg Properties for the year ended December 31, 2013 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on November 12, 2014, the combined statement of revenues and certain direct operating expenses of the Minneapolis Properties for the year ended December 31, 2014 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on April 17, 2015, the statement of revenues and certain direct operating expenses of the Bridgeport Medical Center, the Calkins Properties, the Health Park Surgery Center, the Livonia MOB, the Plaza Surgery Center, and the Sitex Medical Plaza for the year ended December 31, 2014 appearing in the Trust’s Current Report on Form 8-K, filed with the SEC on June 16, 2015, the statement of revenues and certain direct operating expenses of the IMS Properties for the year ended December 31, 2014 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on November 6, 2015, and the statement of revenues and certain direct operating expenses of the Baylor Charles A. Sammons Cancer Center for the year ended December 31, 2016 appearing in the Trust’s and the Operating Partnership’s Current Report on Form 8-K/A, filed with the SEC on September 8, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedule of the Operating Partnership appearing in the Trust’s and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and the Trust file annual, quarterly and current reports and other information with the SEC, and the Trust files proxy statements with the SEC. These periodic reports, proxy statements, and other information are available for inspection and copying, at prescribed rates, at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0300 for further information on the operation of the Public Reference Room. Our SEC filings are also available to you on the SEC’s web site at www.sec.gov. The Trust’s outstanding common shares are listed on the NYSE under the symbol “DOC” and all such periodic reports, proxy statements and other information the Trust files with the SEC may also be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005.

We and the Trust have filed with the SEC an automatic shelf registration statement on Form S-3, including exhibits, schedules and amendments thereto, of which this prospectus supplement and the accompanying prospectus is a part, under the Securities Act with respect to the notes to be sold in this offering. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the notes to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus supplement and the accompanying prospectus is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules thereto, are available for inspection and copying, at prescribed rates, at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549 and are also available to you on the SEC’s website, www.sec.gov.
We maintain a website at www.docreit.com. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute part of this prospectus supplement or any other report or documents we file with or furnish to the SEC, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings the Trust or the Operating Partnership make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) after the date of this prospectus supplement from their respective filing dates:

•	The Trust’s and the Operating Partnership’s combined Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 24, 2017;

•	The Trust’s and the Operating Partnership’s combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 5, 2017;

•	The Trust’s and the Operating Partnership’s combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 4, 2017;

•	The Trust’s and the Operating Partnership’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 3, 2017;

•	The Trust’s Current Reports on Form 8-K, filed with the SEC on August 4, 2014, June 16, 2015, May 5, 2017 and November 13, 2017;

•
The Trust’s Current Reports on Form 8-K/A, in each case solely with respect to the information reported under Item 9.01(a), filed with the SEC on May 1, 2014, May 5, 2014, May 6, 2014, November 12, 2014, April 17, 2015 and November 6, 2015;

•
The Trust’s and the Operating Partnership’s combined Current Reports on Form 8-K, filed with the SEC on February 24, 2017 (solely with respect to Item 5.03), March 2, 2017, March 3, 2017, March 7, 2017, March 17, 2017, June 28, 2017, July 5, 2017, July 7, 2017, September 26, 2017, November 3, 2017 and November 28, 2017;

•	The Trust’s and the Operating Partnership’s combined Current Report on Form 8-K/A, filed with the SEC on September 8, 2017;

•
The portions of the Trust’s Definitive Proxy Statement, filed with the SEC on March 23, 2017, incorporated by reference by the Trust’s and the Operating Partnership’s combined Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

•
The description of the Trust’s common shares contained in the Trust’s registration statement on Form 8-A filed with the SEC on July 17, 2013, including any amendments and reports filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus, at no cost by writing or telephoning us at the following address:
Investor Relations
Physicians Realty Trust
309 N. Water Street, Suite 500
Milwaukee, Wisconsin 53202
Telephone: (414) 367-5600
This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

 PROSPECTUS

PHYSICIANS REALTY TRUST
Common Shares
Preferred Shares
Debt Securities
Guarantees of Debt Securities of Physicians Realty L.P.
Depositary Shares
Warrants
Units

PHYSICIANS REALTY L.P.
Debt Securities

Physicians Realty Trust may offer and sell, from time to time, in one or more offerings, common shares of beneficial interest, par value $0.01 per share, preferred shares of beneficial interest, par value $0.01 per share, debt securities, guarantees of debt securities, depositary shares, warrants and units consisting of two or more of these classes or series of securities.
Physicians Realty L.P. may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Physicians Realty L.P. may be fully and unconditionally guaranteed by Physicians Realty Trust, as described in this prospectus or a prospectus supplement.
The securities described in this prospectus may be sold in one or more offerings in amounts, at prices and on terms to be determined at the time of each offering thereof. Each time we offer securities using this prospectus, we will provide specific terms of the securities and the offering in one or more supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the securities. The securities may be offered and sold by us to or through one or more underwriters, broker-dealers or agents, or directly to purchasers on a continuous or delayed basis. Selling securityholders may also sell these securities, from time to time, on terms described in the applicable prospectus supplement.
This prospectus may not be used by us to sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement, including the information incorporated by reference, prior to investing in any of our securities.
Physician Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “DOC.” On February 23, 2017, the last reported sales price for Physician Realty Trust’s common shares was $19.91 per share. We do not expect any of the other securities offered hereby to be listed on any securities exchange or over-the-counter market unless otherwise described in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 4 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 24, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we may offer and sell the securities described in this prospectus in one or more offerings, and selling securityholders may offer such securities owned by them. The exhibits to our registration statement and documents incorporated by reference contain the full text of important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we or any selling securityholders may offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the section entitled “Where You Can Find More Information.”
This prospectus provides you with a general description of our securities that may be offered by us and/or selling securityholders. Each time our securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also modify or supersede information contained in this prospectus. If this prospectus is inconsistent with any prospectus supplement, you should rely on the prospectus supplement.
In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities, or other information.
This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete, and are subject to, and qualified in their entirety by reference to, the actual documents filed with the SEC.
You should rely on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any prospectus supplement, any applicable free writing prospectus, and any other document incorporated by reference herein or therein is accurate only as of the date on the front cover of the respective document. Our business, operating results, financial condition, capital resources, and prospects may have changed since that date.

ABOUT THE REGISTRANTS

Physicians Realty Trust, a Maryland real estate investment trust (the “Trust”), and Physicians Realty L.P., a Delaware limited partnership (the “Operating Partnership”), were organized in April 2013 to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” the “Company,” and “Physicians Realty” refer to the Trust, together with its consolidated subsidiaries, including the Operating Partnership, and references to the “Operating Partnership” mean collectively the Operating Partnership together with its consolidated subsidiaries. We completed our initial public offering (“IPO”) in July 2013. We had no business operations prior to completion of the IPO. The Trust’s common shares are listed on the New York Stock Exchange (the “NYSE”) and it is included in the MSCI US REIT Index.

We have grown our portfolio of gross real estate investments from approximately $124 million at the time of our IPO to approximately $2.9 billion as of December 31, 2016. As of December 31, 2016, our portfolio consisted of 246 properties located in 29 states with approximately 10,883,601 net leasable square feet, which were approximately 96.1% leased with a weighted average remaining lease term of approximately 8.5 years. Approximately 78.4% of the net leasable square footage of our portfolio was either affiliated with a healthcare delivery system or located within approximately 1/4 mile of a hospital campus.

We receive a cash rental stream from healthcare providers under our leases. Approximately 87.5% of the annualized base rent payments from our properties as of December 31, 2016 are from triple net leases, pursuant to which the tenants are responsible for all operating expenses relating to the property, including but not limited to real estate taxes, utilities, property insurance, routine maintenance and repairs, and property management. This structure helps insulate us from increases in certain operating expenses and provides relatively predictable cash flow. We seek to structure our triple net leases to generate attractive returns on a long-term basis. Our leases typically have initial terms of five to 15 years and include annual rent escalators of approximately 1.5% to 3.0%. Our operating results depend significantly upon the ability of our tenants to make required rental payments. We believe that our portfolio of medical office buildings and other healthcare facilities will enable us to generate stable cash flows over time because of the diversity of our tenants, staggered lease expiration schedule, long-term leases, and low historical occurrence of tenants defaulting under their leases. As of December 31, 2016, leases representing a percentage of our portfolio on the basis of leasable square feet will expire as follows:

Year (1)	Portfolio Lease Expirations
MTM (2)	0.8%
2017	3.7%
2018	4.5%
2019	4.5%
2020	3.8%
2021	5.1%
2022	3.9%
2023	4.4%
2024	7.2%
2025	7.8%
2026	27.7%
Thereafter	22.7%
Total	96.1%

(1)	“MTM” means month-to-month.

(2)	Includes 3 leases that expired on December 31, 2016, representing 0.1% of our leasable square feet.

We invest in real estate that is integral to providing high quality healthcare services. Our properties are typically located on a campus with a hospital or other healthcare facilities or strategically located and affiliated with a hospital or other healthcare system. We believe the impact of government programs and continuing trends in the healthcare industry create attractive opportunities for us to invest in healthcare-related real estate. Our management team has significant public healthcare REIT experience and has long established relationships with physicians, hospitals and healthcare delivery system decision makers that we believe will provide quality investment and growth opportunities. Our principal investments include medical office buildings, outpatient treatment facilities, and other real estate integral to health care providers. We seek to invest in stabilized medical facility assets with initial cash yields of 6.0% to 9.0%.

The Trust is a Maryland real estate investment trust (“REIT”) and has elected to be taxed as a REIT for U.S. federal income tax purposes. We conduct our business through an umbrella partnership REIT structure in which our properties are owned by the Operating Partnership directly or through limited partnerships, limited liability companies or other subsidiaries. The Trust is the sole general partner of the Operating Partnership and, as of December 31, 2016, owned approximately 97.5% of the partnership interests in the Operating Partnership (“OP Units”).

Our corporate offices are located at 309 N. Water Street, Suite 500, Milwaukee, Wisconsin 53202. Our telephone number is (414) 367-5600. Our internet website is www.docreit.com. The information contained on, or accessible through, this website, or any other website, is not incorporated by reference into this prospectus and should not be considered a part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in the securities offered by this prospectus, you should carefully consider the risk factors incorporated by reference from our and the Operating Partnership’s combined Annual Reports on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”), as well as the risks, uncertainties, and additional information (i) set forth in our and the Operating Partnership’s SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we or the Operating Partnership file with the SEC after the date of this prospectus (and prior to the termination of the offering of securities under this prospectus), and which are incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. The occurrence of any of such risks might cause you to lose all or part of your investment. Such risks represent those risks and uncertainties that we believe are material to our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our securities.

Some statements in this prospectus and in the documents incorporated by reference in this prospectus constitute forward-looking statements. Please refer to the section captioned “Cautionary Statement Regarding Forward-Looking Statements.” Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and in the documents incorporated herein by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and in the documents incorporated by reference herein that are forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts may be forward-looking statements. In particular, statements pertaining to our capital resources, property performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties and, thus, you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	general economic conditions;

•	adverse economic or real estate developments, either nationally or in the markets where our properties are located;

•	our failure to generate sufficient cash flows to service our outstanding indebtedness, or our ability to pay down or refinance our indebtedness;

•	fluctuations in interest rates and increased operating costs;

•	the availability, terms and deployment of indebtedness and equity capital, including our unsecured revolving credit facility;

•	the ability of the Trust to make distributions on its common shares;

•	general volatility of the market price of the Trust’s common shares;

•	our increased vulnerability economically due to the concentration of our investments in healthcare properties;

•	our geographic concentration in Texas causes us to be particularly exposed to downturns in the Texas economy or other changes in Texas market conditions;

•	changes in our business or strategy;

•	our dependence upon key personnel whose continued service is not guaranteed;

•	our ability to identify, hire and retain highly qualified personnel in the future;

•	the degree and nature of our competition;

•	changes in governmental regulations, tax rates and similar matters;

•	defaults on or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	difficulties in identifying healthcare properties to acquire and completing acquisitions;

•	competition for investment opportunities;

•	any adverse effects to Catholic Health Initiatives’ (“CHI”) business, financial position or results of operations that impact the ability of affiliates of CHI to pay us rent;

•	the impact of our investment in joint ventures;

•	the financial condition and liquidity of, or disputes with, any joint venture and development partners with whom we may make co-investments in the future;

•	cybersecurity incidents could disrupt our business and result in the compromise of confidential information;

•	our ability to operate as a public company;

•	changes in accounting principles generally accepted in the United States;

•	lack of or insufficient amounts of insurance;

•	other factors affecting the real estate industry generally;

•	the Trust’s failure to maintain its qualification as a REIT for U.S. federal income tax purposes;

•	limitations imposed on our business and our ability to satisfy complex rules in order for the Trust to qualify as a REIT for U.S. federal income tax purposes;

•	changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs; and

•	factors that may materially adversely affect us, or the trading price of the securities, including:

o	higher market interest rates;

o	the number of the Trust’s common shares available for future issuance or sale;

o	our issuance of equity securities or the perception that such issuance might occur;

o	future issuances of indebtedness;

o	failure of securities analysts to publish research or reports about us or our industry; and

o	securities analysts’ downgrade of our indebtedness or the healthcare-related real estate sector.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or transactions, see “Risk Factors” beginning on page 4 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus, including the 2016 Form 10-K.

RATIO OF EARNINGS TO FIXED CHARGES FOR PHYSICIANS REALTY TRUST

The ratio of earnings to fixed charges for the Trust and its Predecessor for each of the periods indicated below is as follows:

	Years Ended December 31,
	2016		2015	2014	2013	Predecessor 2012
Ratio of Earnings to Fixed Charges	2.28x	x	2.14x	—	—	—

For these purposes, “earnings” consist of net income (loss) plus fixed charges. Net income (loss) is computed in accordance with GAAP and includes such non-cash items as real estate depreciation and amortization, amortization of above (below) market rents, and amortization of deferred financing costs. Net income (loss) in 2016, 2015, 2014, 2013 and 2012 (Predecessor) also includes one-time transactional costs relating to acquisitions, amortization of deferred financing fees, whether expensed or capitalized, and interest within rental expense. Interest income is not included in this computation.
The computation of ratio of earnings to fixed charges indicates that earnings were inadequate to cover fixed charges on the basis of our historical financial statements by approximately $4.5 million, $2.6 million and $2.9 million for the years ended December 31, 2014, 2013 and 2012 (Predecessor), respectively.
As of the date of this prospectus, the Trust has no preferred shares outstanding. Consequently, its ratio of earnings to combined fixed charges and preferred stock dividends and ratio of earnings to fixed charges would be identical.
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED UNIT DISTRIBUTIONS FOR PHYSICIANS REALTY L.P.

The ratio of earnings to combined fixed charges and preferred unit distributions for the Operating Partnership and its Predecessor for each of the periods indicated below is as follows:

	Years Ended December 31,
	2016		2015	2014	2013	Predecessor 2012
Ratio of Earnings to Combined Fixed Charges and Preferred Unit Distributions	2.19x	x	2.03x	—	—	—
For these purposes, “earnings” consist of net income (loss) plus fixed charges. Net income (loss) is computed in accordance with GAAP and includes such non-cash items as real estate depreciation and amortization, amortization of above (below) market rents, and amortization of deferred financing costs. Net income (loss) in 2016, 2015, 2014, 2013, and 2012 (Predecessor) also includes one-time transactional costs relating to acquisitions amortization of deferred financing fees, whether expensed or capitalized, and interest within rental expense. Interest income is not included in this computation.
The computation of ratio of combined earnings to fixed charges and preferred unit distributions indicates that earnings were inadequate to cover fixed charges and preferred unit distributions on the basis of our historical financial statements by approximately $4.5 million, $2.6 million and $2.9 million for the years ended December 31, 2014, 2013 and 2012 (Predecessor), respectively.
USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement or free writing prospectus, we expect to contribute the net proceeds from the sale of the securities to the Operating Partnership for OP Units, and we expect the Operating Partnership to use the net proceeds received from us or from any issuance by it of debt securities for general corporate and working capital purposes, including the repayment of outstanding indebtedness and/or to fund possible future acquisitions and development activities.
Pending application of the net proceeds from the sale of the securities, we intend to invest the net proceeds in interest-bearing accounts, money market accounts and interest-bearing securities in a manner that is consistent with our intention to maintain our qualification for taxation as a REIT. Such investments may include, for example, government and government agency certificates, government bonds, certificates of deposit, interest-bearing bank deposits, money market accounts and mortgage loan participations.
Unless otherwise described in any applicable prospectus supplement, we will not receive the proceeds of sales by selling securityholders, if any.
SECURITIES THAT MAY BE OFFERED

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we or any selling securityholders may offer and sell. We will describe in the applicable prospectus supplement the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF PHYSICIANS REALTY TRUST COMMON SHARES

The following description of our common shares and preferred shares, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common shares and preferred shares that may be offered under this prospectus. The following description of our shares of beneficial interest is not a complete description of the Maryland REIT Law (the “MRL”) or of the Maryland General Corporation Law (the “MGCL”) provisions applicable to a Maryland real estate investment trust, and does not purport to be complete and is subject to, and qualified in its entirety by, our declaration of trust and our Bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common shares and preferred shares may also be affected by Maryland law. The terms “we,” “us” and “our” as such terms are used in the following description of common shares and preferred shares refer to Physicians Realty Trust, and not any of its subsidiaries, unless the context requires otherwise.

General

Our declaration of trust provides that we may issue up to 500,000,000 common shares of beneficial interest, $0.01 par value per share, and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series that we have the authority to issue without shareholder approval. As of February 17, 2017, 135,999,067 common shares were issued and outstanding. No preferred shares are issued and outstanding.

Under Maryland law, shareholders are not personally liable for the obligations of a Maryland REIT solely as a result of their status as shareholders.

Common Shares

All of the common shares that may be issued in connection with an offering will, upon issuance, be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of shares of beneficial interest and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, holders of our common shares are entitled to receive distributions on such shares of beneficial interest out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us, and the holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of common shares of beneficial interest and except as may otherwise be specified in the terms of any class or series of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees can elect all of the trustees then standing for election, and the remaining shareholders will not be able to elect any trustees.

Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our declaration of trust and the terms of any other class or series of common shares, all of our common shares will have equal dividend, liquidation and other rights.

Preferred Shares

Preferred shares may be issued from time to time, in one or more classes or series, as authorized by our board of trustees. Prior to the issuance of any preferred shares, our board of trustees is required by Maryland law and by our declaration of trust to designate the class or series of preferred shares to distinguish it from all other classes and series of shares, specify the number of shares to be included in the class or series, and set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series and cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland.

If we offer preferred shares, the accompanying prospectus supplement will describe each of the following terms that may be applicable in respect of any preferred shares offered and issued pursuant to this prospectus:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any additional restrictions on ownership and transfer;

•	any maturity date;

•	any mandatory or optional redemption or repayment dates and terms or sinking fund provisions;

•	any dividend rate or rates and the dates on which any dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•
any rights to convert the preferred shares into other securities or rights, including a description of the securities or rights into which such preferred shares are convertible or exchangeable (which may include other preferred shares) and the terms and conditions upon which such conversions will be effected, including, without limitation, conversion rates or formulas, conversion periods and other related provisions;

•	whether interests in the preferred shares will be represented by depositary shares as more fully described below under “Description of Physicians Realty Trust Depositary Shares”;

•	the place or places where dividends and other payments with respect to the preferred shares will be payable; and

•
any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions, including restrictions imposed for the purpose of maintaining our qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).

As described under “Description of Physicians Realty Trust Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular class or series of preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Power to Reclassify Our Unissued Shares of Beneficial Interest

Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of trustees could authorize the issuance of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. No preferred shares are presently outstanding.

Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common Shares and Preferred Shares

We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares of beneficial interest, to authorize us to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to authorize us to issue such classified or reclassified shares of beneficial interest will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common shares, will be available for issuance without further action by our common shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.

Because our board of trustees believes it is at present essential for us to qualify as a REIT, among other purposes, our declaration of trust provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest, which we refer to as the ownership limit. Our board of trustees has granted, and may in the future grant, an exemption to the 9.8% share ownership limit. However, our board of trustees may not grant an exemption from this restriction to any proposed transferee whose ownership in excess of 9.8% of the number or value of our outstanding shares would result in our failing to qualify as a REIT.

Our declaration of trust also prohibits any person from (i) beneficially owning shares of beneficial interest to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring our shares of beneficial interest to the extent that such transfer would result in our shares of beneficial interest being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning our shares of beneficial interest to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a taxable REIT subsidiary (“TRS”)) of our real property within the meaning of Section 856(d)(2)(B) of the Code or (iv) beneficially or constructively owning or transferring our shares of beneficial interest if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any operators that manage “qualified healthcare properties” for a TRS failing to qualify as “eligible independent contractors” under the REIT rules. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate any of the foregoing restrictions on ownership and transfer, or any person who would have owned our shares of beneficial interest that resulted in a transfer of shares to a charitable trust (as described below), is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance with the restrictions on ownership and transfer is no longer required for us to qualify as a REIT.

Our board of trustees, in its sole discretion, may prospectively or retroactively exempt a person from the restrictions described in the paragraph above (other than the restriction described in clause (iv) of the preceding paragraph) and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must provide to our board of trustees such representations, covenants and undertakings as our board of trustees may deem appropriate in order to conclude that granting the exemption will not cause us to fail to qualify as a REIT. Our board of trustees may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT. Our board of trustees may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees, in its sole discretion, in order to determine or ensure our status as a REIT. Our board of trustees may from time to time increase or decrease the ownership limit for one or more persons, but any decreased ownership limit will not be effective for any person whose percentage ownership of our shares is in excess of the decreased ownership limit until the person’s percentage ownership of our shares equals or falls below the decreased ownership limit (although any acquisition of our shares in excess of the decreased ownership limit will be in violation of the decreased ownership limit). Our board of trustees may not increase the ownership limit if the increase, taking into account any expected holder limits, would allow five or fewer individuals (including certain entities) to beneficially own more than 49.9% in value of our outstanding shares.

Any attempted transfer of our shares of beneficial interest which, if effective, would result in a violation of any of the restrictions described above will result in the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to one or more charitable trusts for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to our shares of beneficial interest being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above restrictions on ownership and transfer. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the event that resulted in the transfer to the trust did not involve a purchase of the shares at market price, the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of beneficial interest held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, if the event that resulted in the transfer to the trust did not involve a purchase of the shares at market price, the market price of the shares on the day of the event causing the shares to be held in trust) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee and pay such amount instead to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee must be paid to the charitable beneficiary.
If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of the restrictions described above, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.

All certificated shares will bear a legend referring to the restrictions described above (or a declaration that we will furnish a full statement about certain restrictions on transfer to a shareholder on request and without charge).

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our shares of beneficial interest, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our shares of beneficial interest that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the restrictions on ownership and transfer of our shares. In addition, each shareholder will upon demand be required to provide us with such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

Listing

Our common shares are listed on the NYSE under the symbol “DOC.” On February 23, 2017, the last reported sales price for our common shares was $19.91 per share. As of February 17, 2017, the number of shareholders of record of our common shares was 218.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities of the Trust and the debt securities of the Operating Partnership that we may offer under this prospectus. For purposes hereof, references to the issuer means the Trust or the Operating Partnership, as applicable. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.
The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The Trust will issue senior or subordinated notes under an indenture among the Trust, the guarantor(s) named therein, if any, and U.S. Bank National Association, which will act as trustee, unless we specify otherwise in the applicable prospectus supplement. The Operating Partnership will issue senior or subordinated notes under an indenture among the Operating Partnership, the guarantor(s) named therein and U.S. Bank National Association, which will act as trustee, unless we specify otherwise in the applicable prospectus supplement. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the indenture under which the Trust is the issuer and the indenture under which the Operating Partnership is the issuer.
The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to such debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the indentures are identical.
General
We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•	the issuer;
•	the title;
•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not the issuer will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	the maturity date;
•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;
•
whether and under what circumstances, if any, the issuer will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether the issuer can redeem the debt securities if the issuer has to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	the issuer’s right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
the date, if any, after which, the conditions upon which, and the price at which the issuer may, at its option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;
•
the date, if any, on which, and the price at which the issuer is obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	the guarantor(s), if any, who will guarantee the debt securities and the methods for determining, and releasing, such guarantor(s), if any;
•	whether the indenture will restrict the ability of the issuer, the guarantor(s), if any, and/or their respective subsidiaries to:
o incur additional indebtedness;
o issue additional securities;
o create liens;
o pay dividends and make distributions in respect of capital stock;
o redeem capital stock;
o place restrictions on subsidiaries’ ability to pay dividends, make distributions or transfer assets;
o make investments or other restricted payments;
o sell or otherwise dispose of assets;
o enter into sale-leaseback transactions;
o engage in transactions with shareholders and affiliates;
o issue or sell stock of subsidiaries; or
o effect a consolidation or merger;
•	whether the indenture will require the issuer to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;
•	the procedures for any auction and remarketing, if any;
•	the denominations in which the issuer will issue the series of debt securities, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights
If applicable, we will set forth in the corresponding prospectus supplements the terms on which a series of debt securities may be convertible into or exchangeable for securities of the issuer or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the issuer’s option. If applicable, we may include provisions pursuant to which the number of the issuer’s securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of the issuer’s merger or consolidation with another entity.
Consolidation, Merger or Sale
The indentures will permit the issuer upon satisfaction of certain conditions to merge, consolidate or amalgamate, or sell, transfer or lease its properties and assets as, or substantially as, an entirety. However, any successor of the issuer or acquirer of such assets must assume all of the issuer’s obligations under the indentures and the debt securities.
If the debt securities are convertible into other securities, the person with whom the issuer consolidates or merges or to whom the issuer sells all of its property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Although there is a limited body of case law interpreting the phrase “substantially all” and similar phrases, there is no precise established definition thereof under applicable law. Case law interpreting such phrases relies upon the facts and circumstances of each particular case. Consequently, to determine whether such an event has occurred, a holder of debt securities must review the financial and other information that we disclosed to the public. The Trust’s governing documents contain restrictions on ownership and transfers of its shares that are designed to preserve its status as a REIT and to otherwise address concerns about concentration of ownership of its shares, and, therefore, it may prevent or hinder a change of control. See “Description of Physicians Realty Trust Common Shares and Preferred Shares—Restrictions on Ownership and Transfer.”
Events of Default Under the Indentures
Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities:

•	an issuer’s failure to pay interest on any debt security of such series within 90 days of when such amount becomes due and payable;
•
a default in the payment of principal of or premium, if any, on any debt security of such series when due at its maturity, upon optional redemption, upon required repurchase or otherwise; provided, however, that a valid extension of the maturity in accordance with the terms of the indenture will not constitute a default in the payment of principal;

•
an issuer’s failure to comply with any of its covenants or agreements in the indenture (other than a covenant or agreement that does not apply to such series of debt securities) or any debt security of such series (other than a failure that is subject to the foregoing clauses) and the issuer's failure to cure (or obtain a waiver of) such default and such failure continues for 90 days after written notice is given to us as provided below;

•	if specified events of bankruptcy, insolvency or reorganization occur; and
•	any other event of default described as may be specified in the applicable prospectus supplement.
A default under the third bulletpoint above with respect to a particular series of debt securities is not an event of default with respect to such debt securities until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify the issuer of the default and the issuer does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default."
If an event of default with respect to a particular series of debt securities (other than an event of default specified in the second to last bulletpoint) shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare, by notice to the issuer in writing (and to the trustee, if given by holders of such debt securities of such series) specifying the event of default, to be immediately due and payable the principal amount of all the debt securities of such series then outstanding, plus accrued but unpaid interest to, but not including, the date of acceleration. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default with respect to such series, other than the nonpayment of accelerated principal or interest, have been cured or waived as provided in the indenture. In case an event of default with respect to a particular series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization with respect to the issuer or any guarantor with respect to such series shall occur, the principal amount of all of the debt securities of such series then outstanding, plus accrued and unpaid interest, with respect to the debt securities of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of such series.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnification satisfactory to it in its sole discretion. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

The issuer will periodically deliver certificates of an officer to the trustee certifying whether or not the officer has knowledge of default under the applicable indenture and, if so, specifying each default and the nature and status thereof.
Modification of Indenture; Waiver and Meetings
The issuer, any guarantor and the trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

•	to evidence a successor to the issuer as obligor or to a guarantor as guarantor under the applicable indenture;
•
to add to the covenants of the issuer or the guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the issuer or the guarantor in the applicable indenture or in the debt securities;

•	to add events of default for the benefit of the holders of the debt securities;
•
to amend or supplement any provisions of the applicable indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding;

•	to secure the debt securities;
•	to provide for the acceptance of appointment of a successor trustee or facilitate the administration of the trusts under the applicable indenture by more than one trustee;
•	to provide for rights of holders of the debt securities if any consolidation, merger or sale of all or substantially all of property or assets of the issuer and a guarantor occurs;
•
to cure any ambiguity, defect or inconsistency in the applicable indenture; provided, that this action shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	to provide for the issuance of additional debt securities in accordance with the limitations set forth in the applicable indenture;
•
to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance and discharge of any of the debt securities; provided, that the action shall not adversely affect the interests of the holders of the debt securities in any material respect; or

•
to conform the text of the applicable indenture, any guarantee or the debt securities to any provision of the description thereof set forth in a prospectus supplement to the extent that such provision in a prospectus supplement was intended to be a verbatim recitation of a provision in the applicable indenture, any guarantee or the debt securities.

In addition, under the indentures, the rights of holders of debt securities of any series may be changed by the issuer and the trustee with the written consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities; provided, however, that no modification or amendment may, without the consent of the holder of each debt series of debt securities affected thereby:

•
change the stated maturity of the principal of or any installment of interest on the debt securities, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the debt securities, or adversely affect any right of repayment of the holder of the debt securities, change the place of payment, or the coin or currency, for payment of principal of or interest on any of series of debt securities or impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•
reduce the percentage in principal amount of the outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and their consequences provided in the applicable indenture, or to reduce the requirements of quorum or change voting requirements set forth in the applicable indenture;

•
modify or affect in any manner adverse to the holders the terms and conditions of the obligations of the issuer or any guarantor in respect of the due and punctual payments of principal and interest; or

•
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the debt securities.

Defeasance

An issuer may, at its option and at any time, elect to have its obligations and the obligations of any guarantor discharged with respect to the outstanding debt securities and guarantees (“Legal Defeasance”). Legal Defeasance means that the issuer and any guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities and guarantees, and to have satisfied all other obligations under such debt securities, such guarantees and such indenture, except as to:

•
the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust funds referred to below;

•
the issuer’s and any guarantor’s obligations with respect to such debt securities including exchange and registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities, issuing temporary debt securities, cancellation of debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties, and immunities of the trustee, and the issuer’s and any guarantor’s obligations in connection therewith; and

•	the Legal Defeasance provisions of the indenture.
In addition, an issuer may, at its option and at any time, elect to have its obligations and the obligations of any guarantor released with respect to certain covenants under the applicable indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a default or an event of default. In the event Covenant Defeasance occurs, certain events of default will no longer apply. Except as specified herein, however, the remainder of such indenture and such debt securities and guarantees will be unaffected by the occurrence of a Covenant Defeasance, and the debt securities will continue to be deemed “outstanding” for all other purposes under such indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•
the issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding debt securities on the stated date for payment thereof or on the redemption date of the debt securities, as the case may be, and the issuer must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

•	in the case of Legal Defeasance, the issuer must deliver to the trustee an opinion of counsel confirming that:

o	the issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or

o	since the date of the applicable indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•
in the case of Covenant Defeasance, the issuer must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•
no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

•
such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the issuer or any guarantor is a party or by which the issuer or any guarantor is bound;

•
the issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by the issuer with the intent of preferring the holders of the debt securities over the issuer’s other creditors with the intent of defeating, hindering, delaying or defrauding any of the issuer’s creditors or others; and

•
the issuer must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge
When (i) the issuer delivers to the trustee all outstanding debt securities of a particular series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of a particular series have become due and payable, whether at maturity or as a result of the sending of a notice of redemption as described above (or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption), and the issuer irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including principal of, premium if any, and interest thereon, and if in either case the issuer pays all other sums related to the debt securities of such series payable under the indenture by it, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to the debt securities of such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of such series on the issuer’s demand accompanied by an officer's certificate and an opinion of counsel.

Form, Exchange and Transfer
The issuer will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The indentures will provide that the issuer may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplements, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the issuer or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by the issuer for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, the issuer will not impose a service charge for any registration of transfer or exchange, but the issuer may require payment of any taxes or other governmental charges applicable to or associated with such registration of transfer or exchange.
We will name in the applicable prospectus supplements the security registrar, and any transfer agent in addition to the security registrar, that the issuer initially designates for any debt securities. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If the issuer elects to redeem the debt securities of any series, it will not be required to:

•
issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing (or electronic transmission) of a notice of redemption of any debt securities selected for redemption and ending at the close of business on the day of the mailing or delivery; or

•	register the transfer or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Guarantees
If the applicable prospectus supplement relating to a series of debt securities of the Operating Partnership provides that such debt securities will have the benefit of a guarantee by the Trust, then such debt securities will be fully and unconditionally guaranteed by the Trust. If the applicable prospectus supplement relating to a series of debt securities of the Trust provides that such debt securities will have the benefit of a guarantee by the Operating Partnership or any other subsidiary of the Trust, then such debt securities will be fully and unconditionally guaranteed by the Operating Partnership and any other such subsidiaries, as applicable.
In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries of the issuer, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the issuer. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors if there are multiple guarantors. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture or the base indenture itself, if applicable, will be executed by each guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not sell, transfer or lease its properties and assets as, or substantially as, an entirety, or consolidate or amalgamate with, or merge into, another person, other than an issuer or another guarantor, unless the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation, amalgamation or merger assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, the issuer will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
The issuer will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by the issuer, except that, unless we otherwise indicate in the applicable prospectus supplement, the issuer may make certain payments by check which the issuer will mail to the holder or by wire transfer to certain holders. Unless the issuer otherwise indicates in a prospectus supplement, the issuer will designate an office or agency of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that the issuer initially designates for the debt securities of a particular series. The issuer will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money the issuer pays to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the issuer, and the holder of the debt security thereafter may look only to the issuer for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
The subordinated debt securities will be subordinate and junior in priority of payment to certain of the issuer’s other indebtedness to the extent described in a prospectus supplement. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.
DESCRIPTION OF PHYSICIANS REALTY TRUST DEPOSITARY SHARES

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the preferred shares represented by depositary shares that we may offer under this prospectus and the related deposit agreements, depositary shares and receipts representing depositary shares. While the terms summarized below will apply generally to any depositary shares that we may offer, we will describe the particular terms of any series of depositary shares in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any depositary shares offered under that prospectus supplement may differ from the terms described below. Specific deposit agreements, depositary shares and receipts representing depositary shares will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. The terms “we,” “us” and “our” as such terms are used in the following description of depositary shares refer to Physicians Realty Trust, and not any of its subsidiaries, unless the context requires otherwise.
General
We may, at our option, elect to offer fractional interests in preferred shares, rather than preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will provide the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.
Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.
Dividends and Other Distributions
A depositary will be required to distribute all dividends or other cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.
If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.
Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.
Withdrawal of Preferred Shares
You may receive the number of whole shares of your series of preferred shares and any money or other property represented by your depositary receipts after surrendering your depositary receipts at the corporate trust office of the depositary. Partial preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.
Redemption of Depositary Shares
If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those shares from the proceeds it receives. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.
Voting of the Underlying Preferred Shares
Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the depositary shares representing such preferred shares. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to how the holder’s depositary shares will be voted. The record date for the depositary shares will be the same as the record date for the preferred shares. The depositary will vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to vote the preferred shares in that manner. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its gross negligence or willful misconduct.
Liquidation Preference
Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred shares represented by the depositary shares, as described in the applicable prospectus supplement.
Conversion or Exchange of Preferred Shares
The depositary shares will not themselves be convertible into or exchangeable for common shares or preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause the conversion of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares into other securities or rights. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.
Amendment and Termination of a Deposit Agreement
We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding (or such greater approval as is required by the then current rules of any stock exchange or trading market, if any, on which we shall have listed the applicable underlying series of preferred shares for trading or as otherwise provided in our organizational documents) must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.
Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares have been redeemed;

•
there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

•	each related share of preferred shares shall have been converted or exchanged into securities not represented by depositary shares.
Charges of a Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of a Depositary
A depositary may resign at any time by providing us notice of its election to resign. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company that has its principal office in the United States and a combined capital and surplus of at least $50 million.
Miscellaneous
A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares, including, without limitation, proxy solicitation materials. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice. Neither we nor any depositary will be liable if either party is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct.
Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.
If a depositary receives conflicting claims, requests or instructions from any holder of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF PHYSICIANS REALTY TRUST WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. The terms “we,” “us” and “our” as such terms are used in the following description of warrants refer to Physicians Realty Trust, and not any of its subsidiaries, unless the context requires otherwise.
We may issue warrants for the purchase of common shares, preferred shares and/or debt securities in one or more series. We may issue warrants independently or together with common shares, preferred shares and/or debt securities, and the warrants may be attached to or separate from these securities.
 We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
 We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common shares or preferred shares, the number of common shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF PHYSICIANS REALTY TRUST UNITS

We may issue units comprised of common shares, preferred shares, debt securities, depositary shares and/or warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus. The terms “we,” “us” and “our” as such terms are used in the following description of warrants refer to Physicians Realty Trust, and not any of its subsidiaries, unless the context requires otherwise.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Physicians Realty Trust Common and Preferred Shares,” “Description of Debt Securities and Guarantees,” “Description of Physician Realty Trust Depositary

Shares” and “Description of Physician Realty Trust Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR
DECLARATION OF TRUST AND BYLAWS

Although the following summary describes certain provisions of Maryland law and of our declaration of trust and bylaws, it is not a complete description of Maryland law and our declaration of trust and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” The terms “we,” “us” and “our” as such terms are used in the following description of warrants refer to Physicians Realty Trust, and not any of its subsidiaries, unless the context requires otherwise.
Number of Trustees; Vacancies
Our declaration of trust and bylaws provide that the number of our trustees may be established, increased or decreased by our board of trustees but may not be less than the minimum number required by the MRL, if any, nor more than 15. Pursuant to our declaration of trust, we have also elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of trustees. Accordingly, except as may be provided by our board of trustees in setting the terms of any class or series of shares of beneficial interest, any and all vacancies on our board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.
Each of our trustees will be elected by our shareholders to serve for a one-year term and until his or her successor is duly elected and qualified. A majority of all votes cast on the matter at a meeting of shareholders at which a quorum is present is sufficient to elect a trustee; provided, however, that trustees shall be elected by a plurality of all the votes cast at any annual meeting for which the number of nominees exceeds the number of trustees to be elected. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.
Removal of Trustees
Our declaration of trust provides that, subject to the rights of holders of any class or series of preferred shares, a trustee may be removed only for “cause,” and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. For this purpose, “cause” means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the exclusive power of our board of trustees to fill vacancies on our board of trustees, generally precludes shareholders from (i) removing incumbent trustees except for “cause” and with a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.
Business Combinations
Under certain provisions of the MGCL applicable to Maryland real estate investment trusts, certain “business combinations,” including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland real estate investment trust and an “interested shareholder” or, generally, any person who beneficially, directly or indirectly, owns 10% or more of the voting power of the real estate investment trust’s outstanding voting shares or an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of beneficial interest of the real estate investment trust, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such real estate investment trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest in the real estate investment trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of beneficial interest in the real estate investment trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the real estate investment trust’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. Under the MGCL, a person is not an

“interested shareholder” if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. A real estate investment trust’s board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of trustees, including a majority of trustees who are not affiliates or associates of such person, and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person may be able to enter into business combinations with us that may not be in the best interests of our shareholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of trustees does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest in a real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the real estate investment trust or (3) an employee of the real estate investment trust who is also a trustee of the real estate investment trust. “Control shares” are voting shares which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the real estate investment trust. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel a board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders’ meeting.
If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the real estate investment trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of shareholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights, unless our declaration of trust or bylaws provide otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or statutory share exchange if the real estate investment trust is a party to the transaction or (b) acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•
a requirement that a vacancy on the board be filled only by the remaining trustees and, if the board is classified, for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a majority requirement for the calling of a shareholder-requested special meeting of shareholders.
Pursuant to our declaration of trust, we have elected to be subject to the provision of Subtitle 8 that requires that vacancies on our board may be filled only by the remaining trustees and for the remainder of the full term of the trusteeship in which the vacancy occurred. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any trustee from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of trusteeships, (3) require that a vacancy on the board be filled only by the remaining trustees and (4) require, unless called by our chairman, chief executive officer, president or a majority of the board of trustees, the written request of shareholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting to call a special meeting of shareholders.
Meetings of Shareholders
Pursuant to our declaration of trust and bylaws, a meeting of our shareholders for the purpose of the election of trustees and the transaction of any business will be held annually on a date and at the time and place set by our board of trustees. A special meeting of our shareholders to act on any matter that may properly be brought before a meeting of our shareholders will also be called by our secretary upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting on such matter and containing the information required by our bylaws. Our secretary will inform the requesting shareholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting shareholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.
Mergers; Extraordinary Transactions
Under the MRL, a Maryland real estate investment trust generally cannot merge with, or convert into, another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust. Our declaration of trust provides that these mergers and conversions must be advised by our board of trustees and approved by a majority of all of the votes entitled to be cast on the matter. Our declaration of trust also provides that we may sell or transfer all or substantially all of our assets if approved by our board of trustees and by the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets,merge with or convert into another entity without the approval of our shareholders.
Amendment to Our Declaration of Trust and Bylaws
Under the MRL, a Maryland real estate investment trust generally cannot amend its declaration of trust unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust.
Except for amendments to the provisions of our declaration of trust related to the removal of trustees and the vote required to amend the provision regarding amendments to the removal provisions itself (each of which require the affirmative vote of not less than two-thirds of all the votes entitled to be cast on the matter) and certain amendments described in our declaration of trust that require only approval by our board of trustees, our declaration of trust may be amended only with the approval of our board of trustees and the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.
Our board of trustees is vested with the power to adopt, alter or repeal any provision of our bylaws and to adopt new bylaws. In addition, our shareholders may alter or repeal any provision of our bylaws and adopt new bylaw provisions if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter.
Our Termination
Our declaration of trust provides for us to have a perpetual existence. Our termination must be approved by a majority of our entire board of trustees and the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.
Advance Notice of Trustee Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees at an annual meeting and the proposal of other business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by a shareholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. Our bylaws currently require the shareholder generally to provide notice to the secretary containing the information required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of trustees at the preceding year’s annual meeting, or if the date of the meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year’s annual meeting, or with respect to the first annual meeting after this offering, not more than 150 days before the date of such meeting and not less than the later of 120 days before the date of such meeting or 10 days after the date on which we first publicly announce the date of such meeting.
With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting may be made only by or at the direction of our board of trustees or provided that our board of trustees has determined that trustees will be elected at such meeting, by a shareholder who has complied with the advance notice provisions set forth in our bylaws. Such shareholder may nominate one or more individuals, as the case may be, for election as a trustee if the shareholder’s notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our board of trustees to be elected at the meeting.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws
If the applicable exemption in our bylaws is repealed and the applicable resolution of our board of trustees is repealed, the control share acquisition provisions and the business combination provisions of the MGCL, respectively, as well as the provisions in our declaration of trust and bylaws, as applicable, on removal of trustees and the filling of trustee vacancies and the restrictions on ownership and transfer of shares of beneficial interest, together with the advance notice and shareholder requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a transaction or a change in our control that might involve a premium price for holders of our common shares or otherwise be in their best interests.
Indemnification and Limitation of Trustees’ and Officers’ Liability
Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our declaration of trust contains a provision that eliminates our trustees’ and officers’ liability to the maximum extent permitted by Maryland law.
Maryland law permits a Maryland real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the trustee or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the real estate investment trust or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland real estate investment trust to advance reasonable expenses to a trustee or officer upon the real estate investment trust’s receipt of (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the trust if it is ultimately determined that the standard of conduct was not met.
Our declaration of trust authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former trustee or officer or any individual who, while a trustee or officer of our company and at our request, serves or has served as a trustee, director, officer, partner, member, manager, employee, or agent of another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employees or agents of our company or a predecessor of our company.
We have entered into indemnification agreements with each of our executive officers and trustees whereby we agree to indemnify such executive officers and trustees to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or trustee to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or trustee.
REIT Qualification
Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations that you, as a prospective investor, may consider relevant in connection with the purchase, ownership and disposition of our common shares. Baker & McKenzie LLP has acted as our tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Shareholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Shareholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common shares;

•	subchapter S corporations;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	persons who receive our common shares through the exercise of employee shares options or otherwise as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code; and

•	persons holding our common shares through a partnership or similar pass-through entity.

This summary assumes that shareholders hold our shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.
The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, final, temporary and proposed regulations promulgated by the U.S. Treasury Department (“Treasury Regulations”), the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this prospectus. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.
WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of our Company
We were organized on April 9, 2013 as a Maryland real estate investment trust. We elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our short taxable year ended December 31, 2013. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.
In connection with the filing of this prospectus, Baker & McKenzie LLP will render an opinion that we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2013, December 31, 2014, December 31, 2015 and December 31, 2016, and that our organization and current and proposed method of operations will enable us to continue to qualify for taxation as a REIT for our taxable year ending December 31, 2017 and thereafter. Investors should be aware that Baker & McKenzie LLP’s opinion will be based upon various customary assumptions relating to our organization and operation, will be conditioned upon certain representations and covenants made by our management as to factual matters, including representations regarding our organization, the nature of our assets and income, and the conduct of our business operations. Baker & McKenzie LLP’s opinion is not binding upon the IRS or any court and speaks as of the date issued. In addition, Baker & McKenzie LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of ownership of shares of our beneficial interest, and the percentage of our earnings that we distribute. Baker & McKenzie LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. Baker & McKenzie LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”
If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning shares in a non-REIT corporation. However, we will be subject to U.S. federal tax in the following circumstances:

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We will pay U.S. federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses.

•	We will pay income tax at the highest corporate rate on:

◦	net income from the sale or other disposition of property acquired through foreclosure (“Foreclosure Property”) that we hold primarily for sale to customers in the ordinary course of business, and

◦	other non-qualifying income from Foreclosure Property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than Foreclosure Property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

◦	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

◦	a fraction intended to reflect our profitability.

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If, during a calendar year, we fail to distribute at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the shareholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on income attributable to a transaction between us and a “taxable REIT subsidiary,” which we refer to as a TRS, that is not conducted on an arm’s-length basis.

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If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a schedule with the IRS describing each asset that caused such failure, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

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If we acquire any asset from an entity treated as a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to such entity’s basis in the asset or to another asset, we will pay tax at the highest applicable regular corporate rate (currently 35%) if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

◦	the amount of gain that we recognize at the time of the sale or disposition, and

◦	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “―Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are treated as C corporations, including any TRS we may form in the future, will be subject to U.S. federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRS we may form in the future will be subject to federal, state and local corporate income tax on its taxable income.
Requirements for Qualification
A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.
It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.

9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.
We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and we do not know, or would not have reason to know after exercising reasonable diligence that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.
Our declaration of trust provides restrictions regarding the transfer and ownership of shares of beneficial interest. See “Description of Shares-Restrictions on Ownership and Transfer.” We believe that we have issued sufficient shares of beneficial interest with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our declaration of trust are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.
Qualified REIT Subsidiaries
A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the shares of which are owned by the REIT and for which no election has been made to treat such corporation as a TRS. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships
An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership, and, for purposes of the gross income tests (see “—Gross Income Tests”) we will be deemed to be entitled to the income of the partnership attributable to such share. For all of the other asset tests, our proportionate share will be based on our capital interest in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We have control of the Operating Partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Taxable REIT Subsidiaries
A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the shares issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake activities indirectly, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, for taxable years of a REIT beginning on or before December 31, 2017, no more than 25% of the value of a REIT’s assets may consist of shares or securities of one or more TRSs, and for taxable years of a REIT beginning after December 31, 2017, no more than 20% of the value of a REIT’s assets may consist of shares or securities of one or more TRSs.
A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on income of a parent REIT attributable to transactions between a TRS and such parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. Further, a 100% excise tax is imposed on the gross income of a TRS attributable to services provided to, or on behalf of, its parent REIT that are not conducted on an arm’s-length basis.
A TRS may not directly or indirectly operate or manage any healthcare facilities or lodging facilities or provide rights to any brand name under which any healthcare facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.
Rents that we receive from a TRS will qualify as “rents from real property” under two scenarios. Under the first scenario, rents we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “—Gross Income Tests—Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements. Under the second scenario, rents that we receive from a TRS will qualify as “rents from real property” if the TRS leases a property from us that is a “qualified health care property” and such property is operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified health care properties” for any person unrelated to us and the TRS (an “eligible independent contractor”). A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. None of our current properties are treated as “qualified health care properties.” Accordingly, we do not currently intend to lease our properties to a TRS. However, to the extent we acquire or own “qualified health care properties” in the future, we may lease such properties to a TRS.
Gross Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

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interest on obligations secured by mortgages on real property, or on interests in real property (such obligations shall also include any obligation secured by personal property, where the obligation is secured by both real and personal property and if the fair market value of the personal property does not exceed 15% of the total fair market value of all such property);

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets, other than property held primarily for sale to customers in the ordinary course of business;

•	income derived from the operation, and gain from the sale of, certain property acquired at or in lieu of foreclosure on a lease of, or indebtedness secured by, such Foreclosure Property; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. See “Hedging Transactions.” Further, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property
Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if each of the following conditions is met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our shares may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

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Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Such income will not disqualify all rents from tenants of the property as rents from real property, but income from such services will not qualify as rents from real property. Furthermore, we may own up to 100% of the shares of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the property in excess of the one percent threshold, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”
We do not currently lease and do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we have not performed and do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors from whom we do not receive or derive income, or a TRS. Accordingly, we believe that our leases have produced and will generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.
In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such charges generally will qualify as “rents from real property.” Additionally, to the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.
As described above, we may own up to 100% of the shares of one or more TRSs. There are two exceptions to the related-party tenant rule described above for TRSs. Under the first exception, rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled TRS”) will not be treated as “rents from real property.” If in the future we receive rent from a TRS, we will seek to comply with this exception.
Under the second exception, a TRS is permitted to lease healthcare properties from the related REIT as long as it does not directly or indirectly operate or manage any healthcare facilities or provide rights to any brand name under which any healthcare facility is operated. Rents that we receive from a TRS will qualify as “rents from real property” as long as the “qualified health care property” is operated on behalf of the TRS by an “independent contractor” who is adequately compensated, who does not, directly or through its shareholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified health care properties” for any person unrelated to us and the TRS (an “eligible independent contractor”). A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Our properties generally will not be treated as “qualified health care properties.” Accordingly, we do not currently intend to lease properties to a TRS. However, to the extent we acquire or own “qualified health care properties” in the future, we may lease such properties to a TRS.
Interest
The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from leasing substantially all of its interest in the real property securing the debt, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. For this purpose, where a debt obligation is secured by a mortgage on both real property and personal property and the fair market value of the personal property does not exceed 15% of the total fair market value of all such property, the entire obligation is treated as debt that is secured by a mortgage on real property. If a loan is treated as secured by both real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if the loan has experienced a “significant modification” since its origination or acquisition by the REIT, then as of the date of that “significant modification”), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is treated as not being secured by real property, that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.
We have originated several mezzanine loans, and may continue to originate or acquire such mezzanine loans. Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.
Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We believe that our mezzanine loans meet all of the requirements for reliance on the safe harbor. However, even if our current mezzanine loans did not meet all of these requirements, and to the extent any mezzanine loans that we originate or acquire in the future do not qualify for the safe harbor described above, the interest income from such loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We have invested, and will continue to invest, in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.
Dividends
Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.
Prohibited Transactions
A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than Foreclosure Property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties will be held primarily for sale to customers and that a sale of any of our properties will not be in the ordinary course of our business. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•
the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•
either (1) during the year in question, the REIT did not make more than seven sales of property other than Foreclosure Property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate bases of all of the assets of the REIT at the beginning of the year, and the aggregate adjusted bases of all such properties sold by the REIT during the three-year period ending with such year did not exceed 10% of the sum of the aggregate bases of all the assets of the REIT at the beginning of each year in such three-year period or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, and the aggregate fair market value of all such properties sold by the REIT during the three-year period ending with such year did not exceed 10% of the sum of the aggregate fair market values of all the assets of the REIT at the beginning of each year in such three-year period;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•
if the REIT has made more than seven sales of non-Foreclosure Property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.
Fee Income
Fee income generally will not be qualifying income for purposes of either the 75% or 95% gross income tests. Any fees earned by any TRS we form, such as fees for providing asset management and construction management services to third parties, will not be included for purposes of the gross income tests.
Foreclosure Property
We will be subject to tax at the maximum corporate rate on any income from Foreclosure Property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from Foreclosure Property will qualify under the 75% and 95% gross income tests. Foreclosure Property is any real property, including interests in real property, and any personal property incident to such real property:

•
that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as Foreclosure Property.
Foreclosure Property also includes certain “qualified health care properties” (as defined above under “—Rents from Real Property”) acquired by a REIT as a result of the termination or expiration of a lease of such property (other than by reason of a default, or the imminence of a default, on the lease).
A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be Foreclosure Property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and Foreclosure Property ceases to be Foreclosure Property on the first day:

•
on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•
on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or

•
which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Hedging Transactions
From time to time, we or the Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below.
A “hedging transaction” means either (1) any transaction entered into in the normal course of our or the Operating Partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets (a “Debt Financing Hedge”) and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) (a “Currency Hedge”). A “hedging transaction” also includes a transaction entered into to manage the risk of a Debt Financing Hedge, when any portion of the hedged indebtedness is extinguished, or a Currency Hedge, when there is a disposition of any portion of the property producing the REIT qualifying income that is hedged by the Currency Hedge.
We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
Foreign Currency Gain
Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.
Failure to Satisfy Gross Income Tests
If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are generally available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “―Taxation of our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.
Asset Tests
To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of (the “75% asset test”):

•	cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	shares in other REITs;

•
debt instruments issued by publicly offered REITs (i.e., REITs that are required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); and

•
investments in shares or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

For purposes of the 75% asset test, (1) if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, such that the entire rent received with respect to such real property and the personal property leased in connection therewith qualifies as rents from real property for purposes of the 75% gross income test, the value of such personal property, as well as the value of the real property, will be treated as an interest in real property and (2) where a debt obligation is secured by a mortgage on both real property and personal property and the fair market value of the personal property does not exceed 15% of the aggregate fair market values of the personal property and real property, the entire obligation will treated as a mortgage loan secured by real property.
Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities (the “10% vote test” and “10% value test,” respectively).
Fourth, in taxable years beginning on or prior to December 31, 2017, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs, and in taxable years beginning after December 31, 2017, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of debt instruments that are issued by publicly-offered REITs, but that are not secured by real property.
Sixth, no more than 25% of the value of our total assets may consist of the securities of TRSs, other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).
For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or a TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•
“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the shares) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

◦
a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

◦	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•
Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•
Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “―Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•
the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any quarter of each taxable year, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of the value of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a schedule with the IRS describing each asset that caused the failure and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.
We believe that the assets that we hold and that we will hold in the future will satisfy the foregoing asset test requirements. However, we have not obtained and will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements
Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	the sum of:

◦	90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain or loss, and

◦	90% of our after-tax net income, if any, from Foreclosure Property, minus

◦
the sum of certain items of non-cash income (to the extent such items of income exceed 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain or loss).

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the shareholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods.

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.
We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our shares of beneficial interest or debt securities.
We may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/shares dividends, but that revenue procedure has expired. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and shares. We have not made and have no current intention to make a taxable dividend payable in our shares.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In addition, we may be required to pay penalties and/or interest with respect to such tax. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to shareholders generally would be taxable as ordinary dividend income. Subject to certain limitations of the U.S. federal income tax laws, corporate shareholders may be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for the reduced federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether we would qualify for such statutory relief in all circumstances.
Taxation of Taxable U.S. Shareholders
This section is a summary of the rules governing the U.S. federal income taxation of U.S. shareholders and is for general information only. We urge you to consult your tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and disposition of our common shares.
As used herein, the term “U.S. shareholder” means a beneficial owner of our common shares that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common shares, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common shares by the partnership.
As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.
A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. shareholders taxed at individual rates is 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 39.6%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. shareholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders (See “―Taxation of our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non REIT corporations, such as any TRS we may form, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our common shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common shares become ex-dividend.
Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on dividends received from us. U.S. shareholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.
A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held our common shares. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “Capital Gains and Losses.” A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder’s common shares. Instead, the distribution will reduce the U.S. shareholder’s adjusted basis in such shares. A U.S. shareholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in his or her shares as long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.
U.S. shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. shareholder is a limited partner, against such income or gain. In addition, taxable distributions from us and gain from the disposition of our common shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Taxation of U.S. Shareholders on the Disposition of Common Shares
A U.S. shareholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common shares as long-term capital gain or loss if the U.S. shareholder has held our common shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of common shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of our common shares may be disallowed if the U.S. shareholder purchases other of our common shares within 30 days before or after the disposition.
If we redeem shares held by a U.S. shareholder, such U.S. shareholder will be treated as having sold the redeemed shares if (1) all of the U.S. shareholder’s shares are redeemed (after taking into consideration certain ownership attribution rules) or (2) such redemption is either (i) “not essentially equivalent” to a dividend or (ii) “substantially disproportionate.” If a redemption is not treated as a sale of the redeemed shares, it will be treated as a distribution made with respect to such shares. U.S. shareholders are urged to consult their tax advisors regarding the taxation of any particular redemption of our shares.
Capital Gains and Losses
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.
Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on gain from the sale of our common shares. U.S. shareholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. shareholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Taxation of Tax-Exempt Shareholders
This section is a summary of rules governing the U.S. federal income taxation of U.S. shareholders that are tax-exempt entities and is for general information only. We urge tax-exempt shareholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and disposition of our common shares, including any reporting requirements.
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance (or be deemed to finance) its acquisition of common shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of beneficial interest must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of beneficial interest only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•
we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares of beneficial interest be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares of beneficial interest in proportion to their actuarial interests in the pension trust; and

•	either:

◦	one pension trust owns more than 25% of the value of our shares of beneficial interest; or

◦	a group of pension trusts individually holding more than 10% of the value of our shares of beneficial interest collectively owns more than 50% of the value of our shares of beneficial interest.

Taxation of Non-U.S. Shareholders
This section is a summary of the rules governing the U.S. federal income taxation of non-U.S. shareholders. The term “non-U.S. shareholder” means a beneficial owner of our common shares that is not a U.S. shareholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt shareholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex and this summary is for general information only. We urge non-U.S. shareholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and disposition of our common shares, including any reporting requirements.
Distributions
A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (“USRPI”), and that we do not designate as a capital gain dividend or retained capital gain, will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to a 30% branch profits tax with respect to that distribution. The branch profits tax may be reduced by an applicable tax treaty. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder provides us with an IRS Form W-8BEN or an IRS Form W-8BEN-E, as applicable, evidencing eligibility for that reduced rate;

•	the non-U.S. shareholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected with the conduct of a U.S. trade or business; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).
A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of the non-U.S. shareholder in its common shares. Instead, the excess portion of such distribution will reduce the adjusted basis of the non-U.S. shareholder in such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the non-U.S. shareholder in its common shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common shares, as described below. We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
For any year in which we qualify as a REIT, a non-U.S. shareholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, subject to the exception discussed below for distributions on a class of shares that is regularly traded on an established securities market to a less-than-10% holder of such shares, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Certain “qualified foreign pension funds” and certain publicly traded non-U.S. “qualified collective investment vehicles” are not subject to tax under FIRPTA on distributions that are attributable to gain from our sale or exchange of a USRPI (the “FIRPTA Exemption”). Non-U.S. shareholders are urged to consult their tax advisors to determine the application to them of this potential relief from FIRPTA taxation in light of their particular circumstances. Notwithstanding the foregoing, unless the exception described in the next paragraph applies, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.
Because our common shares are regularly traded on an established securities market in the United States, capital gain distributions on our common shares that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. shareholder did not own more than 10% of our common shares at any time during the one-year period preceding the distribution. As a result, non-U.S. shareholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our common shares have been regularly traded on an established securities market in the United States since our IPO. If our common shares were not regularly traded on an established securities market in the United States, capital gain distributions that are attributable to our sale of USRPIs would be subject to tax under FIRPTA (unless a non-U.S. shareholder qualifies for the FIRPTA Exemption), as described in the preceding paragraph. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. shareholder disposes of our common shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our common shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
For dividend payments, a U.S. withholding tax at a 30% rate will be imposed on amounts paid to certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction.
We will not pay any additional amounts in respect of any amounts withheld from any distribution made by us.
Dispositions
Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common shares if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our common shares if we are a “domestically controlled qualified investment entity.”
A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. We cannot assure you that this test will be met.
Because our common shares are regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common shares, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. shareholder sells our common shares. Under that exception, the gain from such a sale by such a non-U.S. shareholder will not be subject to tax under FIRPTA if (1) our common shares are treated as being regularly traded on an established securities market under applicable Treasury Regulations and (2) the non-U.S. shareholder owned, actually or constructively, 10% or less of our common shares at all times during a specified testing period. Our common shares have been regularly traded on an established securities market following our IPO.

In addition, pursuant to the FIRPTA Exemption, certain “qualified foreign pension funds” and certain publicly traded non-U.S. “qualified collective investment vehicles” are not subject to tax under FIRPTA on a disposition of our common shares, even if we do not qualify as a domestically controlled qualified investment entity at the time of the disposition. Non-U.S. shareholders are urged to consult their tax advisors to determine the application to them of this potential relief from FIRPTA taxation in light of their particular circumstances.
If the gain on the sale of our common shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Finally, if we are not a domestically controlled qualified investment entity at the time our shares are sold and the non-U.S. shareholder does not qualify for the exemptions described in the preceding two paragraphs, under FIRPTA the purchaser of our common shares also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. shareholder.
With respect to individual non-U.S. shareholders, even if not subject to FIRPTA, capital gains recognized from the sale of our common shares will be taxable to such non-U.S. shareholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.
For payments after December 31, 2018, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our common shares received by certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction.
We will not pay any additional amounts in respect of any amounts withheld on payments made by us.
Information Reporting Requirements and Withholding
We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the shareholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. shareholder of common shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s U.S. federal income tax liability if certain required information is furnished to the IRS.

Shareholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
For dividend payments, a U.S. withholding tax at a 30% rate will be imposed on amounts paid to U.S. shareholders who own our shares of our beneficial interest through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments after December 31, 2018, on proceeds from the sale of our common shares by U.S. shareholders who own our common shares through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. shareholders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld on payments made by us.
Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships
The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in the Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually, a Partnership and, collectively, the Partnerships). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as Partnerships
We will include in our income our distributive share of each Partnership’s income and deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded partnership.”
Under the check-the-box regulations, an unincorporated entity with at least two owners or members may generally elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it will generally be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. The Operating Partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.
We believe the Operating Partnership and each of our other Partnerships will be treated for U.S. federal income tax purposes as a partnership (or a disregarded entity). Pursuant to Treasury Regulations under Section 7701 of the Code, a partnership will be treated as a partnership for U.S. federal income tax purposes unless it elects to be treated as an association taxable as a corporation or would be treated as an association taxable as a corporation because it is a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof.
We and the Operating Partnership currently take the reporting position for U.S. federal income tax purposes that the Operating Partnership is not a publicly traded partnership. There is a risk, however, that the right of a holder of OP Units to redeem the OP Units for cash or our common shares could cause interests in the Operating Partnership to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent of a secondary market if the partnership qualifies for one of a limited number of specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. Although we intend to operate the Operating Partnership in a manner that will cause it not to be treated as a publicly traded partnership, we cannot provide any assurance that it will qualify for one of these safe harbors at all times.
If the Operating Partnership is a publicly traded partnership, it will be taxed as a corporation unless 90% or more of its operating gross income consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). We believe that the Operating Partnership will have sufficient qualifying income so that it would qualify for the 90% passive income exception and would be taxed as a partnership, even if it were a publicly traded partnership. The applicable income requirements in order for us to qualify as a REIT under the Code and the definition of qualifying income for purposes of the 90% passive income exception under the publicly traded partnership rules are very similar. Although differences exist under these two income tests, we do not believe that these differences would cause the Operating Partnership to fail to satisfy the 90% passive income exception.
We have not requested, and do not intend to request, a ruling from the IRS that the Operating Partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, it would be required to pay an entity-level tax on its income at corporate rates, distributions to its partners, including us, would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income, and its partners, including us, would be treated as shareholders for tax purposes. In this situation, the character of our assets and items of gross income could change and could preclude us from satisfying the REIT asset tests and possibly the REIT income tests. See “Gross Income Tests” and “Asset Tests.” This, in turn, would prevent us from qualifying as a REIT, which could materially adversely affect the value of our common shares. In particular, if the Operating Partnership were taxable as a corporation, we would not qualify as a REIT because the value of our ownership interest in the Operating Partnership would exceed 5% of our assets and we would be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of such corporation. In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “Distribution Requirements.”
Partners, Not the Partnerships, Subject to Tax
A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.
Partnership Allocations
Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.
Tax Allocations With Respect to Partnership Properties
Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution, or the 704(c) Allocations. The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In connection with our formation transactions, property which may have a built-in gain or a built-in loss was acquired by the Operating Partnership in exchange for OP Units. The Operating Partnership has a carryover, rather than a fair market value, adjusted tax basis in such contributed assets equal to the adjusted tax basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we have a lower adjusted tax basis with respect to that portion of the Operating Partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This could result in lower depreciation deductions with respect to the portion of the Operating Partnership’s assets attributable to such contributions.

The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of the Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. The Operating Partnership may use any allowable method to account for book-tax differences in a manner that allows us to minimize any potential adverse consequences described above.
Sale of a Partnership’s Property
Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or built-in loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or built-in loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “Income Taxation of the Partnerships and their Partners-Tax Allocations With Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.
Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.
New Partnership Audit Legislation
The Bipartisan Budget Act of 2015 (the “Budget Act”) was enacted in November 2015. The Budget Act repeals the current partnership tax audit laws that were enacted in 1982 by the Tax Equity and Fiscal Responsibility Act (“TEFRA”). The Budget Act contains provisions that set forth a brand new set of partnership audit rules and procedures (collectively, the “New Partnership Audit Rules”) that will become effective for tax returns filed for partnership taxable years beginning after December 31, 2017.
A central feature of the New Partnership Audit Rules is that, unlike current law, partnership audit adjustments will no longer be assessed and collected at the partner level, but will instead be assessed to, and the tax arising from such adjustments (referred to as the “imputed underpayment”) collected directly from, the partnership, unless either the Passthrough Adjustment Election or the Opt-Out Election (both defined below) is made. Moreover, any imputed underpayment imposed on a partnership from an audit adjustment will be imposed in the year that the audit adjustment is finalized (the “Adjustment Year”), as opposed to the year that is audited (the “Reviewed Year”). This is the case even if a partner that is a partner in the partnership in the Adjustment Year was not a partner in the partnership during the Reviewed Year. Accordingly, under the New Partnership Audit Rules, partners in an Adjustment Year would be required to bear the cost of any partnership audit adjustments made with respect to a prior year that is the Reviewed Year.
The IRS will determine an imputed underpayment by netting partnership audit adjustments and multiplying the result by the highest marginal federal tax rate (without regard to the character of the income or gain being adjusted) in effect for the Reviewed Year. The imputed underpayment calculation will not take into consideration any partner-level tax attributes. Furthermore, to the extent that any audit adjustment reallocates partnership items from one partner to another partner, such adjustment will not take into account any decrease in any item of income or gain, or any increase in any item of deduction, loss or credit to a partner resulting from such reallocation. Accordingly, if an income reallocation were made from one partner to another partner resulting in an imputed underpayment due to an increase in income to one partner, such assessment will not take into consideration any reduction in income to the other partner.
A partnership and the “partnership representative” (discussed below) have the ability to demonstrate that modifications to an imputed underpayment, and a lower rate of tax, are appropriate. Specifically, a partnership and the partnership representative may provide to the IRS, within 270 days from the date of mailing of a “Notice of Proposed Partnership Adjustment” by the IRS, and before the issuance of a “Notice of Final Partnership Administrative Adjustment” by the IRS, partner-specific information reflecting certain tax attributes of the partners (e.g., tax-exempt partners, individual partners subject to favorable rates on capital gains and qualified dividends, non-U.S. partners and C-corporation partners - which are currently subject to tax at a rate that is lower than the maximum individual ordinary income rate). Additionally, modifications and reductions to an imputed underpayment may be made to the extent that a partner files an amended tax return for the Reviewed Year which takes into account the partnership adjustments and includes the tax payment due. The Budget Act directs the IRS to establish rules to implement procedures with respect to the modification of imputed underpayments.
As an alternative to a partnership directly bearing the tax burden with respect to an imputed underpayment, the partnership may affirmatively make an election to have adjustments from a partnership-level audit reflected on adjusted Schedules K-1 (which are provided to both the partners as well as the IRS) and paid at the partner level by those partners that were partners in a Reviewed Year (the “Passthrough Adjustment Election”). The Passthrough Adjustment Election must be made no later than 45 days after the date of the issuance of a “Notice of Final Partnership Administrative Adjustment,” and once made, the Passthrough Adjustment Election is revocable only with the consent of the IRS. The partners would be required to take the adjustments into account on their own tax returns in the Adjustment Year. Penalties would be determined at the partnership level, but interest would be determined at the partner level at the large corporate underpayment rate (even for partners that are individuals), which is currently 5%. This rate is 200 basis points higher than the rate that would otherwise apply.
All partnerships will be subject to the New Partnership Audit Rules unless they are eligible to opt out of these rules altogether and make an opt-out election every year (the “Opt-Out Election”). Partnerships that are eligible for the Opt-Out Election are those partnerships that issue fewer than 100 Schedules K-1 a year and have as partners individuals, C corporations (including comparable non-U.S. entities), S corporations, or an estate of a deceased partner as partners. Each S corporation shareholder is counted for purposes of the 100-Schedule K-1 limit. Partnerships that have another partnership as a partner (i.e., tiered partnership structures) cannot make the Opt-Out Election.
The New Partnership Audit Rules eliminate the designation of a “tax matters partner.” Instead, a partnership will designate a “partnership representative” who does not need to be a partner (but must have a substantial presence in the United States) and will have broad authority to resolve any partnership audit. The partnership representative’s actions and decisions will bind the partnership and all partners, and unlike the rules under TEFRA, partners will no longer have a statutory right to notice or to participate in any audit proceedings. Likewise, partners will no longer be able to initiate an administrative adjustment request with respect to tax returns for prior years.
We are the “tax matters partner” of the Operating Partnership, and we (or a party we designate) will serve as the “partnership representative” of the Operating Partnership for taxable years beginning after December 31, 2017. We will determine the best course of action for the Operating Partnership to follow under the New Partnership Audit Rules and the attendant implementing guidelines and procedures that will be issued by the IRS and the Department of Treasury, including, but not limited to, (1) whether an Opt-Out Election or a Passthrough Adjustment Election is available or appropriate for the Operating Partnership, and (2) whether any modifications to imputed underpayments should be made and amended tax returns should be filed by the Operating Partnership. We will make our determinations in a manner that takes into consideration the interests of both our shareholders and the partners of the Operating Partnership. The above discussion presents some of the salient features of the New Partnership Audit Rules, and does not contain an exhaustive description or analysis of these rules. The New Partnership Audit Rules represent a drastic and radical change from current law. Prospective investors are strongly urged to consult with their independent tax advisors as to the New Partnership Audit Rules and the impact of these rules.
Legislative or Other Actions Affecting REITs
The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective shareholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common shares.
State and Local Taxes
We and/or our shareholders may be subject to taxation by various states and localities, including those in which we or a shareholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws upon an investment in our common shares.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or any selling securityholders may offer and sell the securities that may be offered pursuant to this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will set forth in the applicable prospectus supplement a description of the specific plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Baker & McKenzie LLP, and Venable LLP as to matters of Maryland law. Certain legal matters relating to our classification as a REIT for federal income tax purposes will be passed upon for us by Baker & McKenzie LLP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The statement of revenues and certain direct operating expenses of the Peachtree Property (also referred to as Peachtree Dunwoody Medical Center) for the year ended December 31, 2013 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on May 1, 2014, the statement of revenues and certain direct operating expenses of the Sarasota Properties (also referred to as 21st Century) for the year ended December 31, 2013 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on May 5, 2014, and the statement of revenues and certain direct operating expenses of the San Antonio Property (also referred to as Foundation Surgical Hospital) for the year ended December 31, 2013 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on May 6, 2014, have been audited by Plante & Moran, PLLC, independent registered public accounting firm, as set forth in its reports thereon as incorporated by reference, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements and schedule of the Trust appearing in the Trust’s and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2016, the effectiveness of the Trust’s internal controls over financial reporting as of December 31, 2016, the statement of revenues and certain direct operating expenses of the Pinnacle Properties and the Oshkosh Property for the year ended December 31, 2013 appearing in the Trust’s Current Report on Form 8-K, filed with the SEC on August 4, 2014, the statement of revenues and certain direct operating expenses of the Columbus Properties, the El Paso Properties, and the Harrisburg Properties for the year ended December 31, 2013 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on November 12, 2014, the combined statement of revenues and certain direct operating expenses of the Minneapolis Properties for the year ended December 31, 2014 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on April 17, 2015, the statement of revenues and certain direct operating expenses of the Bridgeport Medical Center, the Calkins Properties, the Health Park Surgery Center, the Livonia MOB, the Plaza Surgery Center, and the Sitex Medical Plaza for the year ended December 31, 2014 appearing in the Trust’s Current Report on Form 8-K, filed with the SEC on June 16, 2015, and the statement of revenues and certain direct operating expenses of the IMS Properties for the year ended December 31, 2014 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on November 6, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements and schedule of the Operating Partnership appearing in the Trust’s and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Operating Partnership and the Trust file annual, quarterly and current reports and other information with the SEC, and the Trust files proxy statements with the SEC. These periodic reports, proxy statements, and other information are available for inspection and copying, at prescribed rates, at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0300 for further information on the operation of the Public Reference Room. Our SEC filings are also available to you on the SEC’s web site at www.sec.gov. The Trust’s outstanding common shares are listed on the NYSE under the symbol “DOC” and all such periodic reports, proxy statements and other information the Trust files with the SEC may also be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings the Trust or the Operating Partnership make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) after the date of this prospectus from their respective filing dates:

•	The Trust’s and the Operating Partnership’s combined Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 24, 2017;

•	The Trust’s Current Reports on Form 8-K, filed with the SEC on August 4, 2014 and June 16, 2015;

•
the Trust’s Current Reports on Form 8-K/A, in each case solely with respect to the information reported under Item 9.01(a), filed with the SEC on May 1, 2014, May 5, 2014, May 6, 2014, November 12, 2014, April 17, 2015 and November 6, 2015;

•	The Trust’s and the Operating Partnership’s combined Current Report on Form 8-K, filed with the SEC on February 24, 2017 (solely with respect to Item 5.03);

•
The portions of the Trust’s Definitive Proxy Statement, filed with the SEC on March 23, 2016, incorporated by reference by the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and

•
The description of the Trust’s common shares contained in the Trust's registration statement on Form 8-A filed with the SEC on July 17, 2013, including any amendments and reports filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:
Investor Relations
Physicians Realty Trust
309 N. Water Street, Suite 500
Milwaukee, Wisconsin 53202
Telephone: (414) 367-5600

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor any selling securityholder have authorized anyone to provide you with different information. We and any selling securityholder are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Physicians Realty L.P.

% Senior Notes due

fully and unconditionally guaranteed by
Physicians Realty Trust

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan	Credit Agricole CIB	Jefferies

, 2017